                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY












                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             GREENFIELD ONLINE, INC.

                        GREENFIELD ACQUISITION SUB, INC.


                                       AND

                               ZING WIRELESS, INC.








                          Dated as of February 8, 2005

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I    THE MERGER

   1.1      Effective Time of the Merger..........................................................................1
   1.2      Closing...............................................................................................1
   1.3      Effects of the Merger.................................................................................1
   1.4      Conversion of Company Securities......................................................................1
   1.5      Merger Consideration and Adjustments..................................................................3
   1.6      Escrow................................................................................................3
   1.7      Delivery of Consideration.............................................................................4
   1.8      Dissenting Shares.....................................................................................4
   1.9      No Further Ownership Rights in Company Securities.....................................................5
   1.10     Withholding...........................................................................................5

ARTICLE II    REPRESENTATIONS AND WARRANTIES

   2.1      Organization and Qualification........................................................................5
   2.2      Articles of Incorporation and Bylaws..................................................................5
   2.3      Capital Structure.....................................................................................6
   2.4      No Conflict; Required Filings and Consents............................................................7
   2.5      Permits; Compliance...................................................................................7
   2.6      Financial Statements..................................................................................8
   2.7      No Undisclosed Liabilities............................................................................8
   2.8      Absence of Certain Changes or Events..................................................................8
   2.9      Absence of Litigation................................................................................10
   2.10     Brokers..............................................................................................10
   2.11     Tax Matters..........................................................................................10
   2.12     Real Property........................................................................................12
   2.13     Intellectual Property................................................................................13
   2.14     Tangible Assets......................................................................................16
   2.15     Inventory............................................................................................16
   2.16     Contracts and Policies...............................................................................16
   2.17     Electronic Records; Powers of Attorney...............................................................18
   2.18     Powers of Attorney...................................................................................18
   2.19     Insurance............................................................................................18
   2.20     Employees............................................................................................19
   2.21     Employee Benefits....................................................................................20
   2.22     Guaranties...........................................................................................21
   2.23     Environment, Health and Safety.......................................................................21
   2.24     Certain Business Relationships with the Company......................................................21
   2.25     Customers............................................................................................21
   2.26     Product, Information and Service Warranties..........................................................22
   2.27     Product, Information and Service Liability...........................................................22
   2.28     Privacy, Security and Identity Theft Etc.............................................................22
   2.29     Panel................................................................................................24
   2.30     Disclosure...........................................................................................25

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                                       ii

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

ARTICLE III    REPRESENTATIONS OF PARENT AND SUB
   3.1      Organization and Qualification.......................................................................25
   3.2      Authority............................................................................................25
   3.3      No Conflict; Required Filings and Consents...........................................................25
   3.4      Absence of Certain Changes or Events.................................................................26
   3.5      Disclosure...........................................................................................26
   3.6      Capitalization of Sub................................................................................26
   3.7      Absence of Litigation................................................................................26

ARTICLE IV    COVENANTS OF COMPANY

   4.1      Ordinary Course......................................................................................27
   4.2      Preparation of Audited Historical Financial Statements...............................................28
   4.3      Preparation of Stockholder Consent Materials.........................................................28
   4.4      Exclusivity; Acquisition Proposals...................................................................29
   4.5      Benefits; Compensation...............................................................................29
   4.6      Claims...............................................................................................30
   4.7      Access to Properties and Records.....................................................................30
   4.8      Breach of Representations and Warranties.............................................................30
   4.9      Consents.............................................................................................30
   4.10     Releases.............................................................................................30
   4.11     Termination of Contracts.............................................................................30
   4.12     Notice of Events.....................................................................................30
   4.13     Communications.......................................................................................30
   4.14     Tax Returns..........................................................................................31
   4.15     Commercially Reasonable Efforts......................................................................31

ARTICLE V    COVENANTS OF PARENT AND SUB.........................................................................31

   5.1      Breach of Representations and Warranties.............................................................31
   5.2      Consents.............................................................................................31
   5.3      Commercially Reasonable Efforts......................................................................31
   5.4      Employee Matters.....................................................................................31
   5.5      Maintenance of Directors and Officers Indemnification................................................32
   5.6      Access to Information................................................................................32

ARTICLE VI    ADDITIONAL AGREEMENTS

   6.1      Legal Conditions to the Merger.......................................................................33
   6.2      Employee Benefits....................................................................................33
   6.3      Expenses.............................................................................................33
   6.4      Additional Agreements................................................................................33
   6.5      Public Announcements; Confidentiality................................................................33
   6.6      Preparation and Filing of Returns and Payment of Taxes...............................................34

ARTICLE VII    CONDITIONS PRECEDENT

   7.1      Conditions to Each Party's Obligation to Effect the Merger...........................................36
   7.2      Conditions of Obligations of Parent and Sub..........................................................37
   7.3      Conditions of Obligation of Company..................................................................39

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                                       iii


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


ARTICLE VIII    INDEMNIFICATION
   8.1      First Party Claims...................................................................................39
   8.2      Third Party Claims...................................................................................40
   8.3      No Waiver............................................................................................41
   8.4      Binding Effect.......................................................................................41
   8.5      Remedies.............................................................................................41
   8.6      Basket...............................................................................................41
   8.7      Contribution.........................................................................................41
   8.8      Shareholder Representative...........................................................................41

ARTICLE IX    TERMINATION

   9.1      Mutual Agreement.....................................................................................42
   9.2      Termination by Parent................................................................................42
   9.3      Termination by Company...............................................................................43
   9.4      Outside Date.........................................................................................43
   9.5      Effect of Termination................................................................................43
   9.6      Company Break-up Fee.................................................................................43

ARTICLE XI    MISCELLANEOUS

   11.1     Entire Agreement.....................................................................................47
   11.2     Governing Law........................................................................................47
   11.3     Notices..............................................................................................47
   11.4     Severability.........................................................................................49
   11.5     Assignment...........................................................................................49
   11.6     Counterparts.........................................................................................49
   11.7     Amendment............................................................................................49
   11.8     Extension, Waiver....................................................................................49
   11.9     Construction.........................................................................................49
   11.10    Arbitration..........................................................................................49
   11.11    Prevailing Party Attorneys' Fees.....................................................................50
   11.12    Tax Treatment of Transactions........................................................................50
   11.13    Survival.............................................................................................50


                                LIST OF EXHIBITS

Exhibit A         Merger Documents
Exhibit B         Escrow Agreement
Exhibit C         Letter of Transmittal
Exhibit D         Shareholder Release
Exhibit E         Employment Agreements
Exhibit F         Non-Competition Agreements
Exhibit G         Legal Opinion of Bryan Cave LLP
Exhibit H         Legal Opinion of Preston Gates Ellis LLP



                                LIST OF SCHEDULES

Schedule
Number                     Description

1.4(a)                     Outstanding Company Securities and Base Consideration
                           Company Disclosure Schedule
2.4                        Compliance with Laws; Conflicts; Consents
2.6                        Company Financial Statements
2.11(a)                    Tax Elections
2.11(b)                    Tax Matters
2.12(b)                    Real Property Leases
2.13(c)                    Intellectual Property Owned by the Company
2.13(d)                    Information Assets and Intellectual Property Licensed
                           to the Company
2.13(f)                    Exclusivity Obligations
2.14                       Tangible Assets
2.15                       Inventory
2.16                       Contracts and Policies
2.19                       Insurance
2.20                       Employees
2.21                       Employee Benefit Plans
2.25                       List of Customers
2.26                       Product, Information and Service Warranties
2.29                       Panel
4.10                       Releases
4.11                       Contracts to be Terminated/Modified
6.2                        Retained Employees
8.5                        Surviving Obligations

                             INDEX OF DEFINED TERMS

                                                 PAGE
Acquisition Transaction............................29
Affiliate..........................................44
Agreement...........................................1
Assets.............................................44
Audited 2004 Financial Statements...................3
Audited Historical Financial Statements............28
Authority..........................................14
Base Consideration..................................2
Baseline Data......................................24
Basis..............................................44
Closing.............................................1
Closing Date........................................1
Closing Payment.....................................3
COBRA Coverage.....................................21
Code...............................................44
Common Shares.......................................2
Common Stock........................................6
Company.............................................1
Company Disclosure Schedule.........................5
Company Employee Benefit Plans.....................20
Company Material Adverse Effect....................44
Company Options.....................................6
Company Permits.....................................7
Company Securities..................................2
Company Shares......................................2
Contract...........................................44
Control............................................44
Current Accounts Receivable.........................3
D&O Insurance Policies.............................32
DGCL................................................1
Dissenting Shares...................................4
EBITDA..............................................3
EBITDA Adjustment...................................3
EBITDA Escrow.......................................3
Effective Time......................................1
Employee Benefit Plan..............................44
Employee Pension Benefit Plan......................45
Employee Welfare Benefit Plan......................45
Employment Agreements..............................37
Encumbrances.......................................45
Environmental, Health and Safety Laws..............45
ERISA..............................................45
ERISA Affiliate....................................45
Escrow Agreement....................................3
Excepted Claims....................................41
Exchange Act.......................................45
Executives.........................................29
Exercised Options...................................2
Extremely Hazardous Substance......................45
GAAP...............................................45
GLBA...............................................22
Governmental Entities...............................7
Handling...........................................22
HIPAA..............................................22
Information........................................44
Information Assets.................................44
Intellectual Property..............................45
Inventory..........................................16
IRS................................................11
know...............................................46
knowledge..........................................46
known..............................................46
Laws................................................7
LCM.................................................3
Liabilities.........................................8
Liability...........................................8
Lien...............................................46
Loss...............................................39
Management Shareholders.............................4
Merger..............................................1
Merger Agreement....................................1
Merger Consideration................................2
Merger Consideration Adjustments....................3
Merger Documents....................................1
Multiemployer Plan.................................46
Non-Competition Agreements.........................37
Option Exercise Payment.............................2
Ordinary Course of Business........................46
Panel..........................................24, 46
Panel Member.......................................24
Parent..............................................1
Parent Material Adverse Effect.....................46
Participating Shareholders..........................4
Paying Agent........................................4
Permitted Encumbrance..............................46
Person.............................................46
PII................................................23
Preferred Shares....................................2

Preferred Stock.....................................6
Primary Escrow......................................3
Private Placement..................................38
Rejected Address(es)...............................24
Return Periods.....................................10
Returns............................................10
SEC................................................47
Securities Act.....................................47
Security Interest..................................47
Series A Preferred Stock............................6
Shareholder Representative.........................41
Stock Plan..........................................6
Straddle Period....................................34
Sub.................................................1
Subsidiaries.......................................47
Subsidiary.........................................47
Superior Proposal..................................29
Surviving Corporation...............................1
Surviving Obligations..............................41
Tax................................................11
Tax Contest Representative.........................41
Taxes..............................................11
Third Party Claim..................................40
Transaction........................................47
Transaction Expenses...............................33
Transfer Taxes.....................................36
Transgressed.......................................13
Unaudited Balance Sheet.............................8
Valid..............................................24
Working Capital.....................................3
Working Capital Adjustment..........................3
Working Capital Ratio...............................3

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 8, 2005 (this "AGREEMENT"), is made by and among Greenfield Online, Inc., a Delaware corporation ("PARENT"), Greenfield Acquisition Sub, Inc., a wholly owned subsidiary of Parent and a California corporation ("SUB"), and Zing Wireless, Inc., a California corporation ("COMPANY"). Eric Garfield is also joined as a party to this Agreement solely to accept the duties herein of the "SHAREHOLDER REPRESENTATIVE" defined and set forth in Section 8.8. Certain capitalized terms used herein are defined in Article X. An index of defined terms can be found commencing on page v of this Agreement.

        INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Parent, Sub and Company agree as follows:

                             ARTICLE I: THE MERGER

        1.1. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, Sub will be merged with and into the Company (the "MERGER"). A Merger Agreement (the "MERGER AGREEMENT") and Officers Certificate (collectively, the "MERGER DOCUMENTS") substantially in the forms attached as EXHIBIT A will be duly prepared, executed and acknowledged by the Company and Sub, and thereafter delivered to the Secretary of State of the State of California for filing as provided in the California General Corporation Law (the "CGCL") on the Closing Date. The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of California or at such time thereafter as is provided in the Merger Documents (the "EFFECTIVE TIME").

        1.2. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., California time, as soon as practicable (but no more than five business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VII that by their terms are not to occur at the Closing (the "CLOSING DATE"), at the offices of the Bryan Cave LLP at 120 Broadway, Suite 300, Santa Monica, California, unless another time, date, or place is agreed to in writing by the parties. Any party to this Agreement, including such party's representative(s), may participate in the Closing telephonically.

        1.3. EFFECTS OF THE MERGER. At the Effective Time, (i) Sub will be merged with and into the Company (the Company after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of Sub will become the Articles of Incorporation of the Surviving Corporation, (iii) the bylaws of the Company will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Sub will be the directors of the Surviving Corporation, (v) the officers of Sub will be the officers of the Surviving Corporation, (vi) the issued and outstanding certificates for the capital stock of Sub will be the issued and outstanding certificates for the capital stock of the Surviving Corporation, and (vii) the Merger will, from and after the Effective Time, have all the effects provided by applicable law.

        1.4. CONVERSION OF COMPANY SECURITIES.

             (A) Conversion of Capital Stock. As of the Effective Time, each of the issued and outstanding shares (other than Dissenting Shares) of Company common stock ("COMMON

SHARES"), Company options deemed exercised by meeting the requirements of Section 1.2(b) ("EXERCISED OPTIONS"), and outstanding Series A Preferred Stock ("PREFERRED SHARES"), by virtue of the Merger, without any action on the part of the holders thereof, will be converted into the right to receive the Merger Consideration set forth in Section 1.5 in the following proportions:
$22,127,175 of Merger Consideration will be allocated among the Common Shares and Exercised Options (net of the aggregate amount of the applicable exercise price of the options so exercised) less any amount attributable to holders of Common Shares who perfect their dissenters rights under Section 1.8, and $7,872,825 of Merger Consideration will be allocated among the Preferred Shares (less any amount attributable to holders of Preferred Shares who perfect their dissenters rights under Section 1.8). The Preferred Shares and Common Shares are sometimes referred to together as "COMPANY SHARES," and together with the Exercised Options, as "COMPANY SECURITIES." The amount of any Merger Consideration Adjustments (as defined below) shall be allocated to the holders in the following proportions: 73.75725% pro rata to the Common Shares and Exercised Options (net of aggregate amount of the applicable exercise price), and 26.24275% pro rata to the Preferred Shares. A table indicating the amount of Merger Consideration allocable to each holder of Company Securities assuming no dissenters and no Merger Consideration Adjustments is set forth on Schedule 1.4(a). At the Closing, an updated Schedule 1.4(a) will be prepared and attached that sets forth all Merger Consideration Adjustments, the Closing Payment, and the amounts retained in escrow.

             (B) Exercise of Company Options.

                  (i) At the Effective Time, each of the then outstanding Company Options (as defined in Section 2.3) for which the holder thereof has given proper notice as provided in the next paragraph will, by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be deemed to be exercised for Common Stock according to their terms with the right to receive Merger Consideration on the same basis as Common Shares.

                  (ii) To be considered exercised on or before the Effective Time, the holder of a Company Option must execute all required notices of exercise (which may be conditioned on the closing of the Merger) and other instruments required by the Company and deliver the same to the Company. As a condition to the exercise of a Company Option, the holder of such option shall agree that Parent shall reduce the amount of Merger Consideration payable to such holder as described in this Section. Any such option shall be deemed to be conditionally exercised effective immediately prior to the closing. For a holder who properly elects to conditionally exercise Company Options, the Company and Parent agree that Parent will reduce the amount of Merger Consideration otherwise payable to such holder by an amount equal to the aggregate amount of the applicable exercise price of the options so exercised together with any amounts that the Company is obligated to withhold pursuant to applicable state and federal withholding requirements (the "OPTION EXERCISE PAYMENT"), and pay to the Company the Option Exercise Payment. For purposes of the foregoing conditional exercise, any such amount of Merger Consideration withheld from the exercising option holder pursuant to this Section will be deemed to be paid by the holder to the Company.

                  (iii) All Company Options not exercised prior to the Effective Time will be cancelled at and as of the Effective Time.

        1.5. MERGER CONSIDERATION AND ADJUSTMENTS.

             (A) Merger Consideration. The "MERGER CONSIDERATION" consists of $30,000,000 cash (the "BASE CONSIDERATION"), as adjusted by the Working Capital Adjustment and EBITDA Adjustment (and which together are referred to as "MERGER CONSIDERATION ADJUSTMENTS") less amounts attributable to Dissenting Shares in accordance with Section 1.8. The portion of Merger Consideration payable at Closing (the "CLOSING PAYMENT") is equal to the Base Consideration as adjusted by the Merger Consideration Adjustments, less the amounts withheld in escrow as set forth at Section 1.6 and less amounts attributable holders of Company Securities that perfect their rights pursuant to Section 1.8.

             (B) Working Capital Adjustment. The Base Consideration will be reduced or increased, as the case may be, by the amount that Working Capital of the Company as of January 31, 2005 is less or greater than, respectively, the amount of Working Capital that would result in a Working Capital Ratio of 1.4/1 calculated, in each case, using the amounts set forth on the Unaudited Balance Sheet delivered pursuant to Section 2.6 (such amount, the "WORKING CAPITAL ADJUSTMENT"). For purposes hereof, "WORKING CAPITAL" means the sum of cash, cash equivalents and Current Accounts Receivable less the sum of total liabilities (including liabilities referred to in Section 6.6(a)(ii)) on and as of the date of determination; "WORKING CAPITAL RATIO" means the ratio of the sum of cash, cash equivalents and Current Accounts Receivable to the sum of the Company's total liabilities as of the date of determination; and "CURRENT ACCOUNTS RECEIVABLE" means only those accounts receivable that are fewer than 90 days old as of the date of determination and that the Company has no reason to believe are not collectible at their full recorded amounts in accordance with their terms. The Working Capital Adjustment will be based upon the Unaudited Balance Sheet described at Section 2.6.

             (C) EBITDA Adjustment. After Closing, the Company will cause to be prepared an audited balance sheet of the Company at and for the year ended December 31, 2004, and the related statements of operations, statements of cash flows and statements of stockholder equity for the period then ended, and the notes and schedules thereto (the "AUDITED 2004 FINANCIAL STATEMENTS"), together with the report thereon of LaRue, Corrigan and McCormick, LLP ("LCM"). For every dollar that the Company's EBITDA calculated based on the Audited 2004 Financial Statements is below $2,150,000, the Merger Consideration will be reduced by $13.95 (the "EBITDA ADJUSTMENT"). For this calculation "EBITDA" means earnings before income, taxes, depreciation and amortization, including an accrual for executive bonus compensation paid or payable in accordance with Section 4.5, in an amount up to $450,000, but excluding non-cash charges relating or attributable to employee stock options or other equity compensation awards issued prior to December 31, 2004. If the Audited 2004 Financial Statements dictate an EBITDA Adjustment, Parent shall be entitled to be reimbursed for such difference from the EBITDA Escrow first, and to the extent it is depleted or insufficient to cover the entire amount of such difference, the Primary Escrow. Upon receipt of Audited 2004 Financial Statements that do not require an EBITDA Adjustment, Parent will promptly, but in any event within ten business days, notify the Custodian under the Escrow Agreement to release the EBITDA Escrow to the Shareholders.

        1.6. ESCROW. The parties will enter into an escrow agreement substantially in the form attached as EXHIBIT B (the "ESCROW AGREEMENT"). The Escrow Agreement will provide for (1) a "PRIMARY ESCROW" initially consisting of $3,000,000 withheld from the Merger Consideration at Closing") to secure claims by Parent for indemnification pursuant to Article VIII and (2) an

"EBITDA ESCROW" initially consisting of $2,500,000 withheld from the Merger Consideration at Closing to secure claims by Parent in respect of the EBITDA Adjustment. The amounts in escrow will be released according to the terms and procedures in the Escrow Agreement. Escrow amounts will be withheld from the holders of Company Securities entitled to receive Merger Consideration (the "PARTICIPATING SHAREHOLDERS") in the same proportion that they are entitled to receive the Merger Consideration. In lieu of their percentage share of cash that would be withheld from the Merger Consideration and placed in the Primary Escrow, Matthew D. Dusig, Gregg B. Lavin and Lance H. Suder (together, the "MANAGEMENT SHAREHOLDERS") may pledge Parent stock of equivalent value purchased in the Private Placement contemplated by Section 7.2(q).

        1.7. DELIVERY OF CONSIDERATION.

             (A) On or before the Closing Date, Parent will cause to be deposited with JP Morgan Chase Bank (the "PAYING AGENT") cash in an aggregate amount equal to the Closing Payment. Upon or promptly after the Closing Date, each holder of Company Securities will receive a letter of transmittal substantially in the form of EXHIBIT C and instructions for its use in effecting the surrender of such securities for payment therefor. Upon surrender of the appropriate documents in respect of a security holder's Company Securities to the Paying Agent, together with such letter of transmittal duly executed, such holder will be entitled to receive in exchange therefor (as adjusted pursuant to Section 1.5), such holder's pro rata portion of the Closing Payment, which amount will be paid by the Paying Agent by check or wire transfer, and the surrendered securities will be canceled. No interest will be paid or accrued on the cash payable upon the surrender of such securities. The balance of the Merger Consideration (if any becomes due) will be payable according to the terms of the Merger Consideration Adjustments and the Escrow Agreement.


             (B) If the payment is to be made to an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization or any other entity other than the security holder in whose name a Company Security is registered, it will be a condition of payment that (a) the documentation representing such Company Security so surrendered will be properly endorsed or otherwise in proper form for transfer and (b) the security holder requesting such payment or issuance will pay any transfer or other Taxes required by reason of the payment or issuance to a security holder other than the registered holder of the security surrendered or establish to the satisfaction of the Sub that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section, each Company Security will represent the right to receive the amount provided by this Section without any interest thereon.


             1.8. DISSENTING SHARES. Shares of Company stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who is entitled to demand and properly demands appraisal for such shares in accordance with the CGCL (the "DISSENTING SHARES") will not be converted into a right to receive their Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal, such shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration without any interest thereon. Company will give Parent prompt notice of any demands received by Company for appraisal of shares, and Parent will have the right to participate in all negotiations and proceedings with respect to such demands. Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal above such holder's pro rata share of the Merger Consideration will be paid by Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

             1.9. NO FURTHER OWNERSHIP RIGHTS IN COMPANY SECURITIES. The cash payments to be delivered on or after the Effective Time as described herein will respectively be deemed to have been delivered in full satisfaction of all rights pertaining to the Company Securities. After the Effective Time, there will be no transfers on the stock transfer books of Company of the Company Shares and all Company Options will be cancelled.

             1.10. WITHHOLDING RIGHTS. Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any Person who was a holder of Company Securities immediately prior to the Effective Time, such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign tax law. Any such withheld amounts shall be timely paid over to the appropriate Governmental Entity. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Securities in respect of which such deduction and withholding was made by Parent or the Paying Agent.

             ARTICLE II: REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by Company to Parent prior to or simultaneous with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to Parent and Sub as follows as of the date of this Agreement and as of the Closing Date:

        2.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate or other power and authority to own, lease and operate its Assets and to carry on its business as it is now being conducted, electronically or non-electronically, and is duly qualified and in good standing to do business in each jurisdiction in which the nature or level of the business conducted by it, or the ownership, leasing or use of its Assets, makes such qualification necessary. The Company has no Subsidiaries, and does not, directly or indirectly, own or control any investment or interest (whether in the form of debt or equity) in any other person.

        2.2. ARTICLES OF INCORPORATION AND BYLAWS. The Company has provided to Parent complete and correct copies of (i) the Company's Articles of Incorporation and Bylaws or equivalent organizational documents, in each case as amended or restated, as in effect as of the Closing Date, (ii) the minute books relating to all meetings of stockholders, board of directors and committees of the Company, (iii) stock certificate books of the Company, (iv) stock transfer books of the Company, and (v) a list of the officers and directors of the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents, in each case as amended or restated. In addition, the minute books (containing the record of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock transfer books of the Company are correct and complete.

        2.3. CAPITAL STRUCTURE.

             (A) The authorized capital stock of Company consists of (i) 50,000,000 shares of Company common stock ("COMMON STOCK") of which 17,190,551 shares are issued and outstanding, and (ii) 50,000,000 shares of Preferred Stock ("PREFERRED STOCK"), of which 4,550,000 have been designated as Series A Preferred Stock ("SERIES A PREFERRED STOCK"), of which 4,455,904 are issued and outstanding, and 4,000,000 which have been designated as Series B Preferred Stock, of which none are issued and outstanding. As of the date hereof, 3,982,460 shares of Common Stock are reserved for issuance upon the exercise of outstanding employee stock options under the Zing Wireless, Inc. Stock Plan adopted May 10, 2000 ( the "STOCK PLAN") and options for 3,982,460 shares of Common Stock have been granted and remain outstanding under the Stock Plan ("COMPANY OPTIONS"). There are no other outstanding options, warrants, rights or other securities convertible into or exercisable for any equity securities of the Company issued or outstanding and no Company Securities are held by Company in its treasury. All Company Securities and any other securities of the Company outstanding as of the date hereof have been offered and sold by the Company in compliance with all applicable federal and state securities laws and are set forth on Schedule 1.4(a). True and complete copies of the Stock Plan and the forms of any other instruments setting forth the rights of all Company securities as of the date hereof have been delivered to Parent or its counsel.

             (B) All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or bound. There are no bonds, debentures, notes or other indebtedness, issued or outstanding which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Common Stock or Preferred Stock on any matter, or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby. There are no options, warrants, calls or other rights (including subscription rights or registration rights), agreements, proxies, voting rights agreements, voting trusts, arrangements or commitments of any character, presently outstanding, which (i) obligate the Company to issue, deliver or sell shares of its capital stock or debt securities, (ii) obligate the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, (iii) obligate the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or (iv) relate to the issued or unissued capital stock of, or other equity interests in, the Company

             (C) AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, assuming due authorization by the Company's shareholders, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for submitting this Agreement to the Company's shareholders for approval, no other corporate proceeding or approval is required on the part of the Company to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

        2.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (A) Except as set forth in Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Company's Articles of Incorporation or Bylaws or equivalent organizational documents, in each case as amended or restated, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, guidance, policy, judgment or decree (collectively, "LAWS") and applicable to the Company or by which any of its properties is bound or subject to, or (iii) result in any violation of or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension or cancellation of, or require payment under, or result in the loss of, or result in the creation of an Encumbrance (other than a Permitted Encumbrance) on, any of the properties or Assets of the Company under or pursuant to, any note, bond, mortgage, security agreement, indenture, contract, agreement, lease, license, right, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its Assets is bound or subject.

             (B) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental, regulatory or quasi-governmental authority, domestic or foreign ("GOVERNMENTAL ENTITIES") based on Laws and other requirements of Governmental Entities except for the filing of the appropriate Merger Documents with the California Secretary of State.

        2.5. PERMITS; COMPLIANCE.

             (A) The Company is in possession of all franchises, grants, authorizations, licenses, permits and permissions, easements, variances, exemptions, consents, certificates, approvals, orders and other rights and authorities necessary to own, lease, operate, use, access, disclose, and exercise intellectual property or other rights in, its Assets and to carry on its business as it is now being conducted electronically or non-electronically (collectively, the "COMPANY PERMITS"), and there is no notice, claim, action, proceeding or investigation pending or to the Company's knowledge threatened regarding modification, suspension or cancellation of any of the Company Permits or any lack of rights or authority (or exceeding rights or authorities) under any of them. The Company is not in conflict with, or in default or violation of
(a) any Law applicable to the Company or which any of its Assets is bound by or subject to or (b) any of the Company Permits. The Company has not received from any Governmental Entity or any other person any notification in a record alleging conflicts, defaults or violations of Laws.

             (B) The Company is in compliance with (a) all applicable Laws that apply to or are for the protection of consumers or individuals; (b) if applicable, licensing of money services business and the Bank Secrecy Act (31 U.S.C. Section 5311 et. seq.) and all applicable laws relating to the licensing of money services businesses, and (c) all applicable laws regarding sweepstakes, incentives for Panel members or survey takers or the like.

        2.6. FINANCIAL STATEMENTS.

             (A) Schedule 2.6 contains (or will contain as of the Closing) a true, correct and complete copy of the unaudited balance sheet of the Company as of January 31, 2005 (the "UNAUDITED BALANCE SHEET"). The Unaudited Balance Sheet is and the Audited Historical Financial Statements when delivered in accordance with Section 4.2(i) are and will be accurate and complete in all material respects, in accordance with the assumptions and methodology set forth therein, and consistent with the adjustments made by LCM to the Audited Financial Statements, (ii) will have been prepared based on the books and records of the Company in accordance with GAAP, and will present fairly the financial condition and results of operations of the Company for the dates and periods indicated, and (iii) contain and reflect all necessary adjustments, accruals, provisions and allowances for a fair presentation of the Company's financial condition and the results of its operations for the periods covered, except in the case of the Unaudited Balance Sheet only, for the omission of notes thereto.

             (B) The Company (a) makes and keeps accurate books and records and
(b) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

             (c) To the knowledge of the Company, the Current Accounts Receivable reflected on the Unaudited Balance Sheet are valid receivables subject to no setoffs or counterclaims, have been outstanding receivables on the Company's books and records for fewer than 90 days, and the Company has no reason to believe such amounts will not be collected at their full recorded amounts on or prior to 90 days following the Closing Date. On the Closing Date, there are no receivables due from any of the Company's officers, directors or shareholders or anyone claiming that they have been the victim of identity theft including pursuant to 15 USC Section 1681c-2.

        2.7. NO UNDISCLOSED LIABILITIES. The Company, to its knowledge, has no liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise including liabilities for Taxes ("LIABILITY" or "LIABILITIES"), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, other than non-accruable contractual obligations and Liabilities fully reflected or reserved against on the Unaudited Balance Sheet and excluding Liabilities incurred in the Ordinary Course of Business after the date of the Unaudited Balance Sheet.

        2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 31, 2005, except for transactions contemplated by this Agreement:

             (A) the Company has not entered in to any Transactions with respect to its Assets or with its customers, other than for fair consideration in the Ordinary Course of Business;

             (B) the Company has not entered into any Transaction or any agreement, contract, lease or license outside the Ordinary Course of Business;

             (C) no party (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Company is a party or by which the Company is bound;

             (D) the Company has not imposed, granted, allowed or consented to any Security Interest upon any of its Assets;

             (E) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than an aggregate of $10,000 or outside the Ordinary Course of Business;

             (F) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other person (or series of related capital investments, loans, and acquisitions);

             (G) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

             (H) the Company has not delayed or postponed the payment of accounts payable, accrued expenses or other Liabilities outside the Ordinary Course of Business;

             (I) the Company has not canceled, lost, compromised, waived, or released any right or claim (or series of related rights and claims);

             (J) the Company has not granted any license or sublicense of any rights under or with respect to any Asset or Intellectual Property;

             (K) there has been no change made or authorized in the Company's Articles of Incorporation or Bylaws or equivalent organizational documents, in each case as amended or restated prior to December 11, 2000;

             (L) the Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

             (M) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

             (N) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance and whether tangible or intangible) to its Assets;

             (O) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

             (P) the Company has not entered into or modified the terms of any employment contract or collective bargaining agreement, written or oral;

             (Q) the Company has not granted any increase in the compensation of any of its directors, officers and employees except as expressly permitted by
Section 4.5;

             (R) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan) except as expressly permitted by Section 4.5;

             (S) the Company has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

             (T) the Company has not made any political contribution or pledged to make any charitable contribution;

             (U) the Company has not done any act, or failed to do any act which it had a duty or obligation to perform, which has or could result in a breach of any obligation of the Company; and

             (V) the Company has not committed to any of the foregoing.

        2.9. ABSENCE OF LITIGATION. Except for administrative procedures pursuant to prosecution or registration of Intellectual Property undertaken in the Ordinary Course of Business, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law, in rem or in equity (including actions or proceedings seeking injunctive relief), pending or to the Company's knowledge threatened against the Company or any of its Assets. The Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any court or Governmental Entity, or any judgment, order, writ, injunction, decree or award of any court, Governmental Entity or arbitrator. To the knowledge of the Company there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect.

        2.10. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a correct copy of all agreements between the Company and any broker, finder or investment adviser pursuant to which such firm or individual would be entitled to any payment relating to the Merger.

        2.11. TAX MATTERS.

             (A) The Company has timely filed (or caused to be filed) all federal, state, local and foreign Tax returns, reports, elections and information statements ("RETURNS") required to be filed by it, which Returns are true, correct and complete in all respects. All Taxes required to be paid in respect of the periods covered by such Returns ("RETURN PERIODS") have either been paid or fully accrued on the books of the Company. The Unaudited Balance Sheet contains adequate accruals for all unpaid Taxes, and all unpaid Taxes in respect of periods prior to Closing will be fully accrued on the books and records of the Company prior to Closing. The Company has no Liabilities for Taxes, other than Liabilities which will be reflected on the Unaudited Balance Sheet. The Company has not taken any position on any Tax Return or filing which is subject to penalties under Section 6662 of the Code. The Company has not requested or been granted any extension of time to file any Return that has not yet been filed. There is no difference between the amounts of the book basis and the Tax basis of any asset of the Company that is not reflected in an appropriate accrual of deferred Tax liability on the books of the Company or fully reflected on the Unaudited Balance Sheet. All material elections with respect to Taxes made by or with respect to the Company are set forth on
Schedule 2.11(a).

The Company has provided or made available to Parent true and correct copies of all Returns, all correspondence with any taxing authority, all tax work papers, any Tax planning memoranda and other Tax data for taxable periods ending on or after December 31, 2001.

             (B) No deficiencies or adjustments for any Tax of the Company have been claimed, proposed or assessed or, to the knowledge of the Company, threatened. No written claim or, to the knowledge of the Company, any other claim, has ever been made by an authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. Schedule 2.11(b) accurately sets forth the years for which the Company's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service ("IRS") and the applicable state taxing agencies. Except as so disclosed, the Company is not subject to any pending or threatened Tax audit or examination. The Company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its Taxes or Tax Returns. Schedule 2.11(b) sets forth as of the date hereof a list of all joint ventures, partnerships, limited liability companies or other business entities (within the meaning of Treasury Regulation Section 301.7701-3) in which the Company has an interest.

             (C) For the purposes of this Agreement, the terms "TAX" and "TAXES" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

             (D) There are no liens for Taxes upon the assets of the Company except for Taxes that are not yet payable. The Company has withheld all Taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any Taxes required to be withheld from any other person and timely paid all such amounts withheld to the proper taxing authority.

             (E) The Company is not liable for any payment that would be includible in the gross income of an employee, director, or independent contractor of Company as a result of the application of Section 409A of the Code.

             (F) The Shareholders are not subject to withholding under Section 1445 of the Code with respect to any transaction contemplated hereby.

             (G) The Company has not engaged in any "reportable transaction" as defined in Treasury Regulation Section 1.6011-4(b)(1).

             (H) No consent or agreement has been made under Section 341(f) of the Code, by or on behalf of the Company or any predecessor thereof. The Company is not and has not been a party to any Tax sharing or tax allocation agreement. No item of income or gain reported by the Company for financial accounting purposes in any pre-Closing period is required to be included in taxable income in any post-Closing period. The Company has never been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code. The Company has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does the Company have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. The Company is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code ("EXCESS PARACHUTE PAYMENT"). The Company does not have and has not had a "permanent establishment" (as defined in any applicable income tax treaty) in any country other than the United States. There are no outstanding rulings or requests for rulings from any taxing authority with respect to the Company.

             (I) The Company is not and has never been a real property holding corporation within the meaning of Section 897 of the Code. None of the assets of the Company is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Company secures any debt the interest on which is tax exempt under
Section 103 of the Code. The Company is not liable for Taxes under the provisions of Treasury Regulation Section 1.1502-6(a).

             (J) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated hereby.

             (k) Notwithstanding anything in this Agreement to the contrary, no representation is made as to whether any net operating losses, net capital losses, built-in losses, built-in deductions (within the meaning of Section 382(h)(6) of the Code), unused foreign tax credits or unused investment or other credits of the Company and carryovers with respect to the foregoing items are or have been subject to any limitations under Section 382 or Section 383 of the Code (or any similar provision of state, local or foreign Law).

        2.12. REAL PROPERTY.

             (A) The Company has never owned any real property.

             (B) Schedule 2.12(b) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Parent correct and complete copies of the leases and subleases listed in Schedule 2.12(b). With respect to each lease and sublease listed in Schedule 2.12(b):

                  (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the consummation of the Merger will not affect the terms or enforceability of the lease or sublease;

                  (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (vii) all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (viii) all facilities leased or subleased thereunder are supplied with functional utilities and other services necessary for the normal and usual operation of said facilities.

        2.13. INTELLECTUAL PROPERTY.

             (A) The Company owns or has rights pursuant to license, sublicense, agreement or permission, applicable law or otherwise, to all Intellectual Property and Information Assets necessary for the operation of the Company's business as presently conducted and as required to be conducted in accordance with applicable Law and Company obligations. To the Company's knowledge, each Information Asset and each item of Intellectual Property owned, leased or used by the Company is owned, leased or available for use by the Company on identical terms and conditions immediately subsequent to the Closing Date.

             (B) To the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, converted, violated, trespassed upon, exceeded authority or consent with respect to, disclosed without authority, or otherwise come into conflict with (collectively "TRANSGRESSED") any Intellectual Property rights or rights in Information Assets of any third party. To the Company's knowledge, none of the directors, officers, employees or agents of the Company has ever received any oral or written charge, complaint, claim, demand or notice alleging any such Transgression (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's knowledge, no third party has Transgressed any Intellectual Property rights or Information Assets of the Company.

             (C) Schedule 2.13(c) identifies each patent or registered trademark, domain name and copyright registration that has been issued to the Company or any Affiliate of the Company with respect to any of its Intellectual Property or Information Assets, identifies each pending trademark or copyright application that the Company or any Affiliate of the Company has made with respect to any of its Intellectual Property or Information Assets, identifies all domain names that are used by, registered to or held by the Company or any Affiliate of the Company, and identifies each written license, agreement, or other written permission which the Company or any Affiliate of the Company has granted to any third party with respect to any of its Intellectual Property or Information Assets (together with any exceptions). The Company has delivered to Parent correct and complete copies of all the items to be listed on Schedule 2.13(c) (as such items are as amended to date). Schedule 2.13(c) also identifies each trade name or unregistered trademark used by the Company or any Affiliate of the Company in connection with any of its businesses. With respect to each item of Intellectual Property or Information Asset required to be identified in Schedule 2.13(c):

                  (i) to the Company's knowledge, the Company possesses all (x) right, title, and interest in and to the item, or (y) possesses all exclusive or nonexclusive rights in the item such that no other person holds a rightful claim to, or interest in, the Intellectual Property or Information Asset which could interfere with Company's enjoyment of Company's interest, and the interest described in (x) or (y) is free and clear of any Security Interest, license, or other restriction, and, if such item was developed by an independent contractor, the Company has provided Parent with an agreement in a written record relating to such work, as identified in Schedule 2.13(c) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property or Information Asset;

                  (ii) such item is not subject to any outstanding injunction, judgment, order, decree or ruling that would materially interfere with Company's business as presently conducted;

                  (iii) to the Company's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of or license or right in or to such item;

                  (iv) no consents are required for the exercise of any rights in the item by Company as a result of the Merger; and

                  (v) the Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any Transaction relating to the Company's Intellectual Property or Information Assets to which the Company is a party or otherwise bound.

             (D) Schedule 2.13(d) identifies each Information Asset and each item of Intellectual Property that any third party owns or that the Company or any Affiliate of the Company uses pursuant to license, sublicense, agreement, consent or permission, applicable Laws or other authority (collectively, "AUTHORITY"), other than shrink-wrap licenses for personal computer software. The Company has delivered to Parent correct and complete copies of documents evidencing such Authority. With respect to each item of Intellectual Property and Information Asset required to be identified in Schedule 2.13(d):

                  (i) the Authority covering such item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the Authority will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date;

                  (iii) no party to the Authority, to the Company's knowledge, is in violation of it or in breach or default, and no event has occurred which with notice or lapse of time would constitute a violation, breach or default or permit cancellation, modification or acceleration thereunder;

                  (iv) no party to the Authority, to the Company's knowledge, has repudiated any provision thereof;

                  (v) no additional royalty or other remuneration of any type will be made payable with respect to any such item as a result of the Merger;

                  (vi) to the Company's knowledge, with respect to each sublicense, the representations and warranties set forth in items (i) through
(v) above are true and correct with respect to the underlying license;

                  (vii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or (to Company's knowledge) threatened which challenges the legality, validity or enforceability of the item;

                  (ix) no consents are required for the continued existence or exercise of any rights in the item by Parent as a result of the Merger; and

                  (ix) the Company has not delegated any rights and has not granted any sublicense or similar right with respect to the Authority.

             (E) None of the directors and officers (nor any employees with responsibility for matters regarding Intellectual Property or Information Assets) of the Company have any actual knowledge of any new products, inventions, Information procedures or methods that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any service, product, process, Information or aspect of the Company or its business.

             (F) None of the Company's products, websites, services or Information Assets use, embed or incorporate any software that (1) is subject to any "open source," "copyleft," or other similar types of license terms (including any GNU General Public License, Library GNU General Public License, GNU Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, or similar licenses); or (b) utilizes peer-to-peer file sharing technology.

                  (i) The Company has no obligations to provide maintenance or technical support.

                  (ii) The Company has obtained written agreements from all employees and third parties with whom Company has shared Information (i) of Company that it considers confidential, or (ii) received from others that Company is obligated to treat, or has stated it will treat, as confidential or as restricted under a privacy or similar policy, which agreements require such employees and third parties to keep such information confidential or to use it only in accordance with said restrictions.

                  (iii) The Company is not a member of any standards organization (including any similar organizations, such as special interest groups or associations).

                  (iv) Schedule 2.13(f) lists any obligations of exclusivity, non-competition, non-solicitation, right of first refusal, or right of first negotiation or the like to which the Company is subject under any agreement.

                  (v) No parties other than the Company possess any current or contingent rights to any source code that is part of the Company's Intellectual Property or Information Assets (including through any escrow account).

             (G) To the Company's actual knowledge, the computer systems used in the Company's services and operations are free from any Virus. "VIRUS" means any computer code, programming instruction or set of instructions that is intentionally and specifically constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-propagating programming instructions commonly called viruses or worms and code or features designed to disable or permit unauthorized access to computer programs, data files or hardware;

        2.14. TANGIBLE ASSETS. Schedule 2.14 lists all the tangible Assets of the Company that have a depreciated cost in excess of $10,000. Except as set forth on Schedule 2.14, the Company owns and has good and marketable title to all the tangible property and Assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, and as required to be conducted in accordance with applicable Law and the Company's obligations, including, but not limited to, those Assets listed on Schedule 2.14. The Company has paid all Taxes due or incurred upon the purchase of such Assets. The Company has no knowledge of any defects in any of the tangible Assets in accordance with normal industry practice, and the tangible Assets are in good operating condition and repair. There are no Security Interests on any of the Assets of the Company.

        2.15. INVENTORY. Schedule 2.15 lists all the inventory ("INVENTORY") of the Company as of January 31, 2005. Except as specifically identified on
Schedule 2.15, all the Inventory of the Company consists of cellular phones, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory write-down set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. There are no Security Interests on any of the Inventory.

        2.16. CONTRACTS AND POLICIES. Schedule 2.16 lists the following Contracts and other agreements to which the Company is a party and policies that the Company has adopted or otherwise made available to third parties:

             (A) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $25,000 individually or $50,000 in the aggregate or for a term of more than one year;

             (B) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services in excess of $25,000 individually or $50,000 in the aggregate or which has a term of any duration;

             (C) any partnership or joint venture agreement;

             (D) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in any amount, or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

             (E) any agreement concerning confidentiality or non-competition, exclusivity, non-solicitation, right of first refusal, or right of first negotiation;

             (F) any agreement with any shareholder;

             (G) any agreement to supply goods or services or Information to any party, whether a related party or an unrelated third party, or to receive goods or services or Information from any party, whether a related party or an unrelated third party;

             (H) any agreement which has a covenant or condition relating to a change of control, including any agreement to provide consideration or accelerate options to purchase stock;

             (I) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

             (J) any collective bargaining agreement;

             (K) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

             (L) any agreement or policies regarding Company undertakings or statements relating to privacy or security of Information, including Information owned by third parties that is handled, controlled or possessed by Company;

             (M) any agreements regarding electronic: (1) advertising, marketing or promotions; (2) linking; (3) use of search engines, metatags, metadata or the like; and/or (4) insertion of any Information onto a device owned or operated by third parties such as customers of Company, survey takers or Panel members, whether any of the foregoing is done electronically in whole or in part. As used herein, the term "electronic" means relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities, including but not limited to communications by telephone, cellular phone, facsimile, email, mobile services, or Internet;

             (N) all agreements with and policies concerning current members of the Panel, including but not limited to those regarding: online and offline recruitment of Panel members and survey takers; Panel membership; compensation or other reward of or incentives for Panel members, survey takers or recruiters, including agreements with third parties for the processing, clearing and delivery of same and for the reporting of unclaimed property; all privacy and security policies, online terms of use, incentive policies, sweepstakes rules and any other terms and conditions used in connection with the Panel and the Company's websites in effect as of the date of the Closing and applicable to current Panel members; and all procedures (including online screens) relating to obtaining agreement or consent to any of the foregoing, or

             (O) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

         The Company has delivered to Parent a correct and complete copy of each written agreement or policy listed in Schedule 2.16 and a written summary setting forth the terms and conditions of each oral agreement or policy referred to in Schedule 2.16. With respect to each such agreement or policy: (i) such is legal, valid, binding, enforceable and in full force and effect; (ii) such will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) to the Company's knowledge, no party or other person is in noncompliance, breach or default, and no event has occurred which with notice or lapse of time would constitute an act of noncompliance, breach or default, or permit cancellation, modification or acceleration, under such agreement or policy; and (iv) to the Company's knowledge, no party has repudiated any provision of such agreement.

        2.17. ELECTRONIC RECORDS.

             (A) With respect to any Law requiring the Company to retain a contract or other record relating to a Transaction, and with respect to any Law requiring that a contract or record to be in a writing, if the Company meets that requirement by retaining an electronic record of the information in the contract or other record, then such record (a) accurately reflects the information set forth in the contract or other record; and (b) remains accessible to all persons who are entitled to access (or to retain a copy) by Law, for the period required by such Law and in a form that is capable of being accurately reproduced for later reference, whether by transmission, printing, or otherwise.

             (B) With respect to any contract or record formed electronically by one or more electronic agents, Company can legally attribute the act of that agent to the person to be bound.

             (C) With respect to information that is subject to the consumer disclosure rules of 15 U.S.C. Section 7001(c), Company has provided all disclosures and has obtained all consents, required by said section, and retains adequate records thereof.

        2.18. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

        2.19. INSURANCE. Schedule 2.19 sets forth the following information with respect to each current insurance policy (including but not limited to policies providing property, casualty, liability and workers' compensation coverage, bond and surety arrangements and coverage for Information Assets and Intellectual Property) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

             (A) the name, address, and telephone number of the agent;

             (B) the name of the insurer, the name of the policyholder and the name of each covered insured;

             (C) the policy number, the period of coverage and the amount of the annual premiums payable;

             (D) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

             (E) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (i) such policy is legal, valid, binding, enforceable and in full force and effect; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor to the Company's knowledge any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three years by insurance in scope and amount customary and reasonable for the business in which it has engaged. Schedule 2.19 also describes any self-insurance arrangements affecting the Company.

        2.20. EMPLOYEES. Schedule 2.20 sets forth a true and complete list of all employees of the Company, their respective positions, locations, salaries or hourly wages, accrued vacation (in days and monetary value), bonus or other compensation arrangements and severance arrangements, each as of the date hereof and as of the Closing Date. To the knowledge of the Company, no executive, key employee or group of employees has any plans to terminate employment with the Company. Except as set forth in Schedule 2.20, each employee of the Company is employed on an "at will" basis and has no right to any compensation following termination of employment except for wages earned prior to termination. Each employee of the Company has executed a proprietary information and inventions agreement in the form provided to counsel for Parent. Except as set forth in
Schedule 2.20, no employee or former employee of the Company has had such employee's employment with the Company terminated by the Company or has voluntarily terminated such employee's employment with the Company during the 12-month period immediately preceding the Closing. The Company has no cause to believe that any worker's compensation or other claims will be filed following the Closing by any individuals who are, as of the Closing, former employees of the Company that will, in the aggregate, cause the amount of the Company's periodic payments (or the portion of Parent's periodic payments reasonably allocable to the office locations of the Company) to any worker's compensation insurance carrier(s) to increase. The Company has no cause to believe that any claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs), under the Company's employee benefit programs brought by, or in respect of, any employees or former employees of the Company, which claims arise out of events occurring on or prior to the Closing Date, will not be satisfied by the insurance carriers who served as the Company's insurance carriers during the periods prior to Closing, in accordance with the terms and conditions of such programs or applicable workers' compensation statutes without interruption as a result of the employment by Parent of any such employees after the Closing Date. The Company is and has been in compliance in all material respects with all Laws respecting employment practices, and no grounds exist for the assertion of any claims or initiation of any proceedings against the Company in connection therewith. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

        2.21. EMPLOYEE BENEFITS.

             (A) Except as set forth on Schedule 2.21, with respect to all employees, former employees, directors and independent contractors of the Company and their dependents and beneficiaries, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on Schedule 2.21 are herein referred to as the "COMPANY EMPLOYEE BENEFIT PLANS." Each Company Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws and governing documents and agreements, and each Company Employee Benefit Plan intended to be qualified under Section 401(a) or 423 of the Code (and its related trust, if applicable) is so qualified and has been tax-qualified since its creation. Each Company Employee Benefit Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by ay and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such plans. With respect to each Company Employee Benefit Plan, there has been no act or omission by the Company or any ERISA Affiliate that would impair the right or ability of the Company or any ERISA Affiliate to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Company has delivered to Parent true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation;
  (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other governmental agencies with respect to the past three plan years other than IRS Form 5500 filings; and (v) the most recent summary plan description.

             (B) Neither the Company nor any of its directors, officers or employees has any Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements. No non-exempt "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975, has occurred with respect to any Company Employee Benefit Plan.

             (C) No Company Employee Benefit Plan has any unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) will be made prior to the Closing Date in accordance with past practice.

             (D) Neither the Company nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any current or former employee benefit plan which is or has been subject to Title IV of ERISA, including any Multiemployer Plan. No Company Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

             (E) With respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any Affiliates could be liable for a material Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a material civil penalty under Section 502(c) of ERISA.

             (F) There is no pending, or to the knowledge of the Company, threatened legal action, proceeding, audit, examination or investigation against or involving any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). To the knowledge of the Company, there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

             (G) Except as set forth on Schedule 2.21, to the knowledge of the Company it does not, have any obligation, or liability in connection with any obligation, to provide health care continuation coverage under ERISA Section 608 and Code Section 4980B ("COBRA COVERAGE") to any individual whose qualifying event (within the meaning of Code Section 4980B(f)(3)) occurred prior to the Closing Date and who is, or whose qualifying event occurred in connection with, a covered employee whose last employment prior to the qualifying event was with the Company.

        2.22. GUARANTIES. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other person.

        2.23. ENVIRONMENT, HEALTH AND SAFETY. The Company is and has been in compliance in all material respects with all Environmental, Health and Safety Laws. The Company has never received any written notice, claim, subpoena, or summons, or been threatened in writing with any notice, claim, subpoena, or summons, from any person alleging (i) any Liability of the Company under any Environmental, Health and Safety Laws or (ii) any violation by the Company of any Environmental, Health and Safety Law.

        2.24. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. No Management Shareholder nor any Affiliates of any Management Shareholder has been involved in any business arrangement or relationship with the Company within the past 12 months (other than employment by the Company), and no Management Shareholder nor any Affiliates of a Management Shareholder owns any Asset which is used in the business of the Company.

        2.25. CUSTOMERS. Schedule 2.25 contains a list of the 15 largest customers of the Company for the 12-month period immediately preceding January 31, 2005 (determined on the basis of the total dollar amount of net revenues) showing the total dollar amount of net revenues from each such customer during such 12-month period. The Company has received no information and is not in possession of any facts indicating that any of the customers of the Company listed on Schedule 2.25 will not continue (or are contemplating not continuing) to be customers of the business of the Company after the Closing at substantially the same level of purchases as heretofore.

        2.26. PRODUCT, INFORMATION AND SERVICE WARRANTIES. Each product and all Information licensed, sold, leased or delivered, and each service performed, by the Company has been in conformity with all applicable Laws and contractual commitments or policies and all express, implied or statutory warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for: the replacement or repair of any product, the inaccuracy or inadequacy of any Information, the substandard performance of any service or Panel or selection or composition or adequacy of a Panel, or other damages in connection with the product, Information or services provided by the Company, subject only to the reserve for product and service warranty claims set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or Information sold, licensed leased or delivered, or service performed, by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license, lease, service or performance. Schedule 2.26 includes copies of the Company's standard terms and conditions of sale, license, lease, service or performance (containing applicable guaranty, warranty and indemnity provisions).

        2.27. PRODUCT, INFORMATION AND SERVICE LIABILITY. The Company has no Liability and, to its knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability) arising out of any injury or damages (whether actual or alleged) to any person or its property (including Intellectual Property), Information, privacy or its personal affairs or its personal or business operations or prospects as a result of the ownership, license, possession or use of (i) any product or Information sold, licensed, leased, delivered or otherwise provided (directly or indirectly) by the Company or (ii) any service performed by the Company.

        2.28. PRIVACY, SECURITY AND IDENTITY THEFT ETC.

             (A) The Company represents and warrants that it is in full compliance with all Laws applicable to its business, the Panel, survey takers, users of Company websites and/or service providers regarding: (1) privacy, data protection or the security of Information, including but not limited to, as applicable, the U.S. Children's Online Privacy Protection Act, the U.S. Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the U.S. Gramm Leach Bliley Act ("GLBA"), the European Union Data Protection Directive, the Canadian personal Information Protection and Electronic Documents Act, and all other Laws relating to privacy, data protection or security of Information; (2) disposal of Information; (3) reporting or notice of actual or attempted breaches in security or suspected criminal activity;
  (4) identity theft; (5) "consumer reporting agencies," as defined in the U.S. Fair Credit Reporting Act (FCRA) as amended by the Fair and Accurate Credit Transactions Act, or users of consumer reports or furnishers of information to consumer reporting agencies (all as defined in the FCRA); (6) the collection, transmission, use, maintenance, storage, access to, disclosure, processing and disposal (collectively "HANDLING" or variation) of personally identifying information, including social security or other identification numbers and account numbers; (7) telemarketing; (8) "spam," commercial email messages and commercial mobile service messages; (9) direct marketing or sharing Information for direct marketing purposes (with any third party, including Affiliates); (10) advertising or other communications directed to particular users based on Information about them; (11) "opt in or out" requests relating to any of the foregoing, including providing required opportunities to do so and honoring such requests; and (12) consents, notices, disclosures, Internet postings, and reports relating to any of the foregoing or Handling thereof.

             (B) Regarding any subject matter referenced in Section 2.28(a), the Company is in compliance in all material respects with all of its obligations and all its statements wherever made (including without limitation, in policies, on websites or electronically through P3P or other electronic settings that communicate with browsers or the like) are consistent with each other, accurate, not misleading and do not constitute an unfair act or practice, including (without limitation) obligations or statements not required by Laws.

             (C) Regarding any subject matter referenced in Section 2.28(a) and
  (b), the Company has not, to its knowledge, been the subject of and has not received notice of any assessment or audit indicating any noncompliance, any actual or attempted breach of security, or any claim that could give rise to a Liability.

             (D) The Company does not collect or use any personally identifiable information from users of its or other websites, or insert (or cause to be inserted) onto their computers or other access device, any Information that is not described in a privacy policy posted on the site and that complies with applicable Laws; the Company requires all users of its website, Panel members and survey takers to agree to the privacy, security and/or identity theft policy and terms of use or other agreements as relevantly listed in Schedule 2.16.

             (E) The Company owns all right, title, and interest in and to all data Company Handles regarding users of its website, Panel members and survey takers, including all demographic data and other data supplied to the Company's customers.

             (F) The Company has not and does not Handle personally or individually identifying information, including health information (collectively, "PII") other than in a manner consistent with Company's posted privacy policy and standard industry privacy practices, and in compliance with Laws. The Company is not a "covered entity", as that term is defined by 45 C.F.R.Section 160.103, and the Company is not subject as a "covered entity" to the Standards for Privacy of Individually Identifiable Health Information promulgated by the U.S. Department of Health and Human Services in accordance with the Administrative Simplification provisions of HIPAA. The Company is either not subject to or is in compliance in all respects with any similar privacy laws in existence in any state or foreign jurisdiction. The Company is in compliance with all obligations and responsibilities under any and all agreements (including without limitation business associate agreements to which the Company is a party that require the Company to protect the confidentiality, integrity or security of health information relating to an individual patient. The Company also complies with requirements of the Fair Credit Reporting Act regarding medical information (as defined therein).

             (G) The Company: (i) has no knowledge of any event or circumstance that would constitute a default under any business associate, limited data use, or other agreement with an entity subject to HIPAA or other Laws regarding the subject matter of Section 2.28(a) or (b); (ii) has no knowledge of any use or disclosure of PII that is not permitted by the applicable agreement with the data source or applicable Laws or that is not required by Laws; (iii) has no knowledge or any outstanding or unresolved complaint regarding Handling by Company or its agents, customers or any other persons, of PII or other information; (iv) has implemented appropriate and reasonable safeguards to prevent use or disclosure of PII other than as provided in applicable contracts with the data source or as required by Laws; (v) has not disclosed or provided any subcontract or agent with access to PII without first having obtained reasonable assurance, or contractual assurance where required by Laws, that such subcontractor or agent will comply with the same restrictions and conditions that apply to the Company with respect to the information; and (vi) has (A) obtained or required data sources to obtain authorizations compliant with requirements under HIPAA and other applicable Laws for the disclosure of PII to the Company or (B) a system that maintains information relating to the disclosure of PII appropriate to providing an accounting of disclosures under HIPAA or other applicable Laws, including without limitation, the date of the disclosure, the name and address (if known) of the entity or person who received the information; a brief description of the protected health information disclosed; and a brief statement of the purpose of the disclosure that may reasonably informs an individual of the basis for the disclosure.

             (H) The Company has developed and implemented (or is so doing where applicable Laws allow delayed implementation) appropriate safeguards reasonably and appropriately: (i) to protect the confidentiality, integrity and availability of individually identifiable health information maintained in electronic form, which safeguards will be in place and operational on or before April 20, 2005 and continuously thereafter; and (ii) to protect all PII from unauthorized access, destruction, use, modification, or disclosure as required by Laws or by Company obligations or policies.

        2.29. PANEL.

             (A) The GoZing online panel (the "PANEL") consists of the total Valid email addresses of the individuals over the age of 13, and comprised of the gender and survey history as shown on Schedule 2.29.

             (B) On the Closing Date: (i) the Panel consists and will consist of not less than the number of unique email addresses listed in Schedule 2.29;
  (ii) each individual who is a member of the Panel ("PANEL MEMBER") has joined voluntarily, has agreed to the privacy policy and incentive policy set forth on Schedule 2.29 and has also double opted in by confirming their agreement to said policies and their desire to participate in surveys by affirmatively responding to a confirmatory email sent by the Company after joining; (iii) by joining, all Panel members have agreed to receive continuing email solicitations from Company to participate in online marketing research surveys, but members have no obligation to participate in any particular survey and may elect to unsubscribe at any time; and (iv) all emails to Panel members comply with 15 U.S.C. Section 7701 et. seq. and all other Laws regarding "spam," and all requests to "opt-out" of receipt of any or all emails are timely honored by Company and no further commercial email messages are sent to members so requesting.

             (C) "VALID" addresses are email addresses that do not test as a Rejected Address, and a "REJECTED Address(es)" shall mean an email address that when sent an email provides a bounce-back-message as follows (i) mail box does not exist, (ii) user unknown, (iii) message undeliverable, (iv) mailbox unavailable, (v) destination server could not be found, or (vi) mailbox not found.

             (D) As of the date hereof, the demographic and statistical information provided by the Company to Parent regarding the Panel as of such date as set forth on Schedule 2.29 is true and accurate in all material respects (the "BASELINE DATA"). At the Closing, the Company will deliver a certificate of its president certifying that, as of a date not more than five days prior to the Closing, the Company re-tested the Baseline Data in respect of the Panel as of such date and that there was not a decline of more than 2% from any line item in the previously provided data.

        2.30. DISCLOSURE. To the Company's knowledge, no representation or warranty made by the Company, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished. There is no fact known to the Company that has not been disclosed to Parent in the schedules or otherwise in writing (whether as part of due diligence or otherwise) that was or is, or so far as the Company can reasonably foresee, will have a Company Material Adverse Effect or was or is or will have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.


                 ARTICLE III: REPRESENTATIONS OF PARENT AND SUB

        The Parent and Sub hereby represent and warrant, jointly and severally, to the Company as follows as of the date of this Agreement and as of the Closing Date:

        3.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate its Assets and to carry on its business as it is now being conducted electronically or non-electronically, and each is duly qualified and in good standing to do business in each jurisdiction in which the nature or level of the business conducted by it or the ownership or leasing or its activities regarding its Assets or business makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        3.2. AUTHORITY. Parent and Sub each have all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of either Parent or Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, respectively, and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligations of Parent and Sub, respectively, enforceable in accordance with its terms.

        3.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (A) The execution and delivery of this Agreement by Parent and Sub does not, and the performance of this Agreement by them will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent or Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent or Sub or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance (other than a Permitted Encumbrance) on, any of the properties or Assets of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Parent Material Adverse Effect.

             (B) The execution and delivery of this Agreement by Parent or Sub does not, and the performance of this Agreement by Parent or Sub will not, require either to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except
  (i) for applicable requirements, if any, of the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent either Parent or Sub from performing its obligations under this Agreement.

        3.4. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in filings with the SEC prior to the date of this Agreement or as contemplated in this Agreement, since the end of the calendar period for which Parent filed its most recent report, there has not been (a) a Parent Material Adverse Effect or (b) any significant change by Parent in its accounting methods, principles or practices.

        3.5. DISCLOSURE. No representation or warranty made by Parent or Sub, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Parent or Sub or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished. All statements and information contained in any certificate, instrument, schedule or document delivered by or on behalf of Parent to Company will be deemed representations and warranties by Parent or Sub. There is no fact known to Parent that has not been disclosed in the schedules or otherwise in writing (whether as part of due diligence or otherwise) that was or is, or so far as the Parent can reasonably foresee, will have a Parent Material Adverse Effect or was or is or will have a material adverse effect on the ability of either Parent or Sub to perform its obligations under this Agreement.

        3.6. CAPITALIZATION OF SUB. The entire authorized capital stock of Sub consists solely of 100 shares of Common Stock, without par value, all of which are issued and outstanding. Parent owns all issued and outstanding capital stock of Sub, free and clear of any and all Liens.

        3.7. ABSENCE OF LITIGATION. There is no claim, action, suit, litigation, proceeding, arbitration or investigation, at law, in rem or in equity (including actions or proceedings seeking injunctive relief), pending or to the Parent's knowledge threatened against the Parent or any of its Assets that is reasonably likely to affect the ability of Parent to consummate the transactions contemplated hereby. The Parent is not subject to any continuing order of, consent decree, settlement agreement or other written agreement with or continuing investigation by, any court or

Governmental Entity, or any judgment, order, writ, injunction, decree or award of any court, Governmental Entity or arbitrator.


                              ARTICLE IV: COVENANTS

         During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Company agrees (except as permitted by Parent's prior written consent or as specifically contemplated by this Agreement):

        4.1. ORDINARY COURSE. Company will carry on its business in the Ordinary Course of Business in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Company will promptly notify Parent of any event or occurrence or emergency which is not in the Ordinary Course of Business of Company and which is material and adverse to Company's business condition. The foregoing notwithstanding, Company will not:

             (A) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer (except as permitted by Section 4.5); (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee (except as permitted by Section 4.5); (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any person other than persons to replace existing employees who cease to be employed with the Company prior to the Closing, with such replacement persons being hired at the same total cost and salary as the former whom they are replacing;

             (B) declare or pay any dividend on or make any other distribution in respect of, outstanding shares of its capital stock;

             (C) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

             (D) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which will be to make such terms more favorable to the holders thereof;

             (E) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business) which are material, individually or in the aggregate, to the Company;

             (F) sell, lease, license, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, license, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material Assets;

             (G) propose or adopt any amendments to its Articles of Incorporation or its Bylaws;

             (H) change any of its methods of accounting except as may be required by Law or GAAP;

             (I) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

             (J) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

             (K) sell, lease, license, transfer or assign any Assets;

             (L) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures which in the aggregate exceed $10,000;

             (M) amend or renew, or enter into any Contract involving operations outside of the United States;

             (N) enter into any Contract outside the Ordinary Course of Business; or

             (O) take or agree to take any action that would or is reasonably likely to result in any representations and warranties of the Company set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

        4.2. PREPARATION OF AUDITED HISTORICAL FINANCIAL STATEMENTS. As soon as reasonably practicable, but in any event, prior to the Effective Time, the Company will deliver to Parent audited balance sheets of the Company as of December 31, 2001, 2002 and 2003, and the related statements of operations, statements of cash flows and statements of stockholders equity for the twelve month periods then ended, and the notes and schedules thereto (the "AUDITED HISTORICAL FINANCIAL STATEMENTS"), together with the unqualified report thereon of LCM and the consent of LCM to include such Audited Historical Financial Statements in the SEC filings of Parent. The Audited Historical Financial Statements shall be in all respects reasonably acceptable to Parent in form and substance.

        4.3. PREPARATION OF STOCKHOLDER CONSENT MATERIALS.

             (A) As promptly as practicable after the execution of this Agreement (to the extent not done prior to the execution of this Agreement), the Company will promptly submit for the approval of all of the holders of Company Securities, information and documents relating to the terms of the Merger and this Agreement in form and substance satisfactory to Parent and its counsel, which will satisfy all requirements of the CGCL.

             (B) On or prior to the Closing Date, the Company and the Shareholders will take all action necessary under Section 280G of the Code and the Treasury Regulations thereunder to ensure that no payment in connection with the Merger constitutes an Excess Parachute Payment.

        4.4. EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to Article IX hereof, Company shall not (and each shall use its commercially reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than Parent and its designees:
(i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than Parent or its representatives concerning Company's business or properties or afford to any person other than Parent or its representatives or entity access to its properties, books or records, except in the Ordinary Course of Business and as required by law or pursuant to a governmental request for information (and then only after giving prior notice to Parent), (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger; provided, however, that if, at any time prior to the approval of the Merger by the stockholders of the Company, the Board of Directors of Company determines in good faith, based on the advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company or the Company's stockholders under applicable law, the Company, in response to a written proposal with respect to an Acquisition Transaction that was (a) unsolicited or that did not otherwise result from a breach of this Section, and (b) is reasonably likely to lead to a Superior Proposal (as defined below), may (1) furnish non-public information with respect to Company to the person who made such written proposal with respect to an Acquisition and (2) participate in negotiations regarding such written proposal with respect to an Acquisition Transaction. For purposes hereof, a "SUPERIOR PROPOSAL" shall mean a proposal with respect to an Acquisition Transaction that (x) the Board of Directors of Company, in good faith, based on the advice of outside legal counsel, determines to be more favorable than the Parent's offer, and (y) is already financed or readily financeable. Company will notify Parent immediately if it is contacted by any third party with respect to an Acquisition Transaction and provide Parent with reasonably detailed information regarding such proposal, including the identity of the party making such proposal, unless such disclosure would violate a currently existing confidentiality agreement.

        4.5. BENEFITS; COMPENSATION. The Company will not adopt or amend any other Employee Benefit Plan or pay any pension or retirement allowance not required by any existing Employee Benefit Plan. The Company will not enter into or modify any employment contracts, increase the salaries, wage rates, severance or fringe benefits of its officers, directors or employees or pay bonuses, severance or other remuneration except for current salaries, severance and other remuneration for which Company is obligated under arrangements existing prior to the date hereof to which Company is a party and which have been disclosed on
Schedule 2.20; provided that Company intends to distribute compensation to Gregg
B. Lavin, Matthew D. Dusig,
and Lance H. Suder (the "EXECUTIVES") and to William Borzage of $450,000 under the Company's 2004 Executive Management Bonus Plan.

        4.6. CLAIMS. Company will not settle any claim, action or proceeding, except in the Ordinary Course of Business consistent with past practice.

        4.7. ACCESS TO PROPERTIES AND RECORDS. To the extent permitted by applicable law and subject to the confidentiality agreement dated as of July 27, 2004 between Parent and the Company, throughout the period between the date of this Agreement and the Closing, Company will give Parent and its representatives full access, during reasonable business hours but in such a manner as not unduly to disrupt the business of Company, to its premises, properties, contracts, commitments, books, records, and affairs, and will provide Parent with such financial, technical, and operating data and other information pertaining to its business as Parent may request. Without limiting the foregoing, Company will make available to Parent code, documents, outstanding contracts, personnel records and such other information as reasonably requested so that Parent can perform a full investigation of Company's technology, business and legal conditions, including materials and information with respect to Company's technology, design, and architecture, documentation, and representative sample of source code. With Company's prior consent, which will not be unreasonably withheld, Parent will be entitled to make appropriate inquiries of third parties in the course of its investigation, including, without limitation, verification of customer satisfaction via discussions with customer references and, at Parent's sole discretion, an independent audit of Company's financial statements. Company will cooperate with Parent in facilitating such discussions and audit activities at appropriate times.

        4.8. BREACH OF REPRESENTATIONS AND WARRANTIES. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute a breach or inaccuracy of the representations and warranties in Article II, Company will give detailed written notice thereof to Parent and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

        4.9. CONSENTS. The Company will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Merger.

        4.10. RELEASES. The Company will use its commercially reasonable efforts to secure full release of all claims in a form satisfactory to Parent from the claimants, government agencies or potential claimants listed on Schedule 4.10, including a release from all shareholders and optionholders of the Company in the form of EXHIBIT D (the "SHAREHOLDER RELEASE").

        4.11. TERMINATION OF CONTRACTS. Company will use its best efforts and will take all steps as reasonably requested by Parent and its counsel to terminate or modify to Parent's satisfaction those agreements listed on Schedule 4.11.

        4.12. NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Closing, the Company will promptly advise Parent of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Company covered by the representations, warranties, and covenants of Company contained in this Agreement.

        4.13. COMMUNICATIONS. The Company will work together with Parent to develop appropriate communications to Company employees regarding the transaction and a transition plan in contemplation of the Closing. All employee communications pertinent to employment matters connected with the transaction will be subject to the prior approval of Company and Parent. Additionally, all external communications regarding the transaction will be subject to the approval of Company and Parent.

        4.14. TAX RETURNS. The Company shall promptly provide Parent with copies of all Returns that have been filed or are filed prior to the Closing Date. The Company shall properly and timely file all Returns with respect to the Company required to be filed prior to the Closing Date and shall pay all Taxes required to be paid prior to the Closing Date. All such Returns shall be prepared consistent with past practice and shall be subject to the approval of Parent, which approval shall not be unreasonably withheld or delayed. The Company shall
(i) notify Parent promptly if it receives notice of any Tax audit, the assessment of any Tax, the assertion of any Tax lien, or any request, notice or demand for Taxes by any taxing authority, (ii) provide Parent a description of any such matter in reasonable detail (including a copy of any written materials received from the taxing authority), and (iii) take no action with respect to such matter without the consent of Parent. The Company shall not (i) make or revoke any Tax election which may affect the Company, (ii) execute any waiver of restrictions on assessment of any Tax, or (iii) enter into any agreement or settlement with any taxing authority with respect to any Tax without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

        4.15. COMMERCIALLY REASONABLE EFFORTS. The Company will use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                     ARTICLE V: COVENANTS OF PARENT AND SUB

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Parent and Sub agree (except as expressly contemplated by this Agreement or with Company's prior written consent):

        5.1. BREACH OF REPRESENTATIONS AND WARRANTIES. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute a breach or inaccuracy by Parent or Sub of the representations and warranties set forth in Article III, Parent will give detailed notice thereof to Company and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

        5.2. CONSENTS. Parent will promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

        5.3. COMMERCIALLY REASONABLE EFFORTS. Each of Parent and Sub will use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

        5.4. EMPLOYEE MATTERS. Parent agrees that to the extent it transfers any employees of the Company to Parent's benefit plans, such employees shall be credited to the extent such crediting is permitted under such plans, for their years of service or periods of creditable coverage with the Company prior to the Closing in determining eligibility and vesting thereunder, for health plan deductible payments made prior to such transfer, and in determining the amount of benefits under any applicable sick leave, vacation or severance plan.

        5.5. MAINTENANCE OF DIRECTORS AND OFFICERS INDEMNIFICATION.

             (A) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation from and after the Effective Time to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Articles of Incorporation or Bylaws, as amended to date, or any indemnification agreements between the Company and its directors in existence immediately prior to the Effective Time and made available to Parent (each, a "Director Indemnification Agreement") and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Articles of Incorporation or Bylaws, as amended to date, the Director Indemnification Agreements or other contract, from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

             (B) From and after the Effective Time and for a period of six years thereafter, subject to the limitations set forth herein, Parent shall maintain or shall cause the Surviving Corporation to maintain in effect policies of directors' and officers' liability insurance with respect to claims arising from facts or events which occurred at or before the Effective Time ("D&O INSURANCE POLICIES") for the benefit of those persons who are currently covered by the current policies of directors' and officers' liability insurance maintained by the Company, with such D&O Insurance Policies providing terms and conditions which are at least comparable to those currently maintained by the Company and which are maintained with reputable and financially sound carriers; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 125% of the annual premium currently paid by the Company. (Parent or the Surviving Corporation, as the case may be, will notify the Executives at least 30 days in advance of canceling coverage due to an increase in premiums above such 125% threshold.) Notwithstanding the foregoing, Parent may substitute or cause the Surviving Corporation to substitute for the current D&O Insurance Policies other policies with reputable and financially sound carriers, which policies provide coverage of the types, in the amounts and containing terms and conditions which are no less advantageous than such initial policies, as long as any such substitution does not result in gaps or lapses in coverage with respect to any claims arising from or matters related to events occurring prior to the Effective Time for which coverage is required pursuant to this Section 5.5.

        5.6. ACCESS TO INFORMATION. From and after the Effective Time, Parent shall (and shall cause the Surviving Corporation to), during normal business hours and upon reasonable notice, make available and provide the Shareholder Representative and its representatives (including, without limitation, counsel and independent auditors) with access to the facilities and properties of the Surviving Corporation and, subject to execution of a customary non-disclosure agreement, to all information, files, documents and records (written and computer) relating to the Surviving Corporation or its business or operations for any and all periods prior to and including the Closing Date that it may require with respect to any reasonable business purpose (including, without limitation, any Tax matter) or in connection with any claim, dispute, action, cause of action, investigation or proceeding of any kind by or against any person, and shall (and shall cause the Surviving Corporation) to cooperate fully with the Shareholder Representative and its representatives (including, without limitation, counsel and independent auditors) in connection with the foregoing, as applicable, including, without limitation, by making tax, accounting and financial personnel and other appropriate employees and officers of the Surviving Corporation available to the Shareholder Representative and its representatives (including, without limitation, counsel and independent auditors) with regard to any reasonable business purpose.

                        ARTICLE VI: ADDITIONAL AGREEMENTS

        In addition to the foregoing, Parent, Sub and Company each agree to take the following actions after the execution of this Agreement.

        6.1. LEGAL CONDITIONS TO THE MERGER. Each of Parent and Company will use all reasonable efforts to take all actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger. Each of Parent and Company will use all reasonable efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Company, or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

        6.2. EMPLOYEES. The Company will use its best efforts to insure a smooth transition of employees such that at least 90% of those listed on Schedule 6.2 remain with the Company following the Merger upon the terms set forth in
Schedule 6.2., and affirm in writing their intent to do so. The Company and Parent will work together to developing appropriate communications to Company employees regarding the transaction, and developing a transition plan in contemplation of the Closing. All employee communications pertinent to employment matters connected with the transaction shall be subject to the approval of Parent. Nothing contained herein will be considered as requiring Company or Parent and its subsidiaries to continue or provide any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in such employee's Offer Letter.

        6.3. EXPENSES. Except as provided herein, each of the parties will bear all costs and expenses, including, without limitation, fees and disbursements of attorneys, accountants, consultants, and any other representative or agent retained by such party, incurred by such party in connection with this Agreement and the transactions contemplated hereby ("TRANSACTION EXPENSES").

        6.4. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Company, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action.

        6.5. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Except as required by applicable SEC or Nasdaq disclosure requirements, neither Parent, Company nor any of the foregoing party's representatives or agents, will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the shareholders and optionholders of the Company, to the attorneys and accountants of the parties hereto, or except as Parent determines in good faith to be required by the federal securities laws after consultation with Company) without the prior written consent of each of the other parties hereto, which consent will not be unreasonably withheld. The existing confidentiality agreement dated as of July 27, 2004, between the parties will remain in effect and govern the parties' exchange of their respective confidential information.

        6.6. PREPARATION AND FILING OF RETURNS AND PAYMENT OF TAXES.

             (A) Tax Returns.

                  (i) Parent will prepare or cause to be prepared and file or cause to be filed, at Parent's cost and expense, all Tax Returns other than income Tax Returns for the Company described paragraph (b) below for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Such Tax Returns will be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns except for changes required by applicable Law. Parent will permit the Shareholder Representative at least 15 days prior to filing to review and comment on all such Tax Returns that reflect a liability payable out of the Escrow. The Participating Shareholders shall be liable and shall reimburse Parent for any Taxes of the Company with respect to such periods within 15 days after payment by Parent of such Taxes to the extent such Taxes are not taken into account for purposes of the Working Capital Adjustment.

                  (ii) Parent will prepare or cause to be prepared and timely file or cause to be filed all Tax Returns for the Company with respect to the federal, state, or local income Taxes relating to the Company's final taxable period ending on the Closing Date. All such Returns shall be prepared consistent with past practice and, no later than 30 days prior to the filing of any such Tax Returns, provided to Participating Shareholders for review and comment. The cost and expense of preparing such Tax Returns shall be accrued as a liability of the Company prior to Closing and taken into account by the Working Capital Adjustment. The Participating Shareholders will be liable and will reimburse Parent out of the Escrow for any Taxes of the Company with respect to such periods to the extent such Taxes are not taken into account by the Working Capital Adjustment.

                  (iii) Parent will prepare or cause to be prepared and file or cause to be filed, at Parent's cost and expense, all Tax Returns for taxable periods beginning prior to but ending after the Closing Date (each a "STRADDLE PERIOD"); provided, however, that the foregoing will not be construed as imposing any obligation on Parent to investigate whether any Tax Return has been filed which the Company and the Participating Shareholders represent to having filed in Section 2.11, or as otherwise limiting or modifying in any way the rights of Parent to recover under Article VII for breaches of Section 2.11. Such Taxes will be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns except for changes required by applicable Law. The Participating Shareholders will pay (solely from the Escrow) to the Company with respect to such Straddle Periods an amount equal to the portion of such Taxes that relates to the Taxable period ending on the Closing Date to the extent such Taxes are not taken into account for purposes of the Working Capital Adjustment. To the extent that such Tax Returns reflect a liability payable out of the Escrow, Parent shall permit the Shareholder Representative at least 15 days prior to filing to review and comment on all such Tax Returns. For purposes of this Section, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be: (x) in the case of Taxes that are either based upon or related to income or receipts, or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and (y) in the case of Taxes not described in clause (x) above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

                  (iv) Parent will prepare or cause to be prepared and file or cause to be filed, at Parent's cost and expense, any Tax Returns for the Company for all periods beginning on or after the Closing Date.

                  (v) All refunds of Tax received by the Company from any taxing authority in respect of a taxable period ending on or before the Closing Date, or in the case of a refund of Tax in respect of a Straddle Period, the portion of the refund determined pursuant to (iii) above, or in the case of Taxes not assessed on a periodic basis to transactions or events occurring on or before the Closing Date and not taken into account in determining the Working Capital Adjustment, shall be (x) if received prior to the complete distribution of the Escrow, credited to the Escrow and subject to the claims of Parent pursuant to this Agreement and the Escrow Agreement, or (y) if received after the complete distribution of the Escrow, available to Parent to satisfy any claims of Parent pursuant to this Agreement and the Escrow Agreement, and the balance, if any, paid over to the Participating Shareholders. Any amounts to be credited to Escrow or paid over to the Participating Shareholders pursuant to this Section 6.6(a)(v) shall be net of any tax liability payable by Parent with respect to the refund amount. For purposes of this paragraph (v), refunds shall include any refunds reflected as a credit to the extent such credit is applied against Taxes otherwise due from the Company in respect of a taxable period ending after the Closing Date.

        (B) Cooperation on Tax Matters.


                  (i) Parent, the Company and the Participating Shareholders will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to the Taxes of the Company. Such cooperation will include the retention and (upon the other party's request) the provision of records and information, to the extent the Company and the Participating Shareholders have not already turned over such records and information to Parent pursuant to paragraph (c), below, which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided however, that Parent shall not provide to the Participating Shareholders any copies of the Parent's Tax Returns. The Company and the Participating Shareholders agree to provide Parent upon Closing with all books and records with respect to Tax matters pertinent to the Company relating to any taxable period before Closing (including any extensions thereof) and warrant that no such books and records have been transferred, destroyed or discarded and that the Company and the Participating Shareholders have abided by all record retention agreements, if any, entered into with any taxing authority.

                  (ii) Parent and the Participating Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

             (C) Within 30 days following the Closing Date, the Company and Participating Shareholders will turn over to Parent all workpapers, documents, records and information used in connection with or which support the completion of all Tax Returns for the Company, as well as all original invoices memorializing the purchase of Assets (and other documentation of any type memorializing the incurrence and payment of any and all Taxes on the purchase of such Assets) in connection with the purchase by the Company or Participating Shareholders, as the case may be, of all Assets used in the Company's operations, to the extent such invoices and other documentation are not attached to Schedule 2.14.

             (D) Any applicable transfer, documentary, sales, use, value added, stamp, registration and other such taxes and fees (including any penalties and interest) ("TRANSFER TAXES") which may be levied in connection with this Agreement or the transactions contemplated hereby, regardless of whether the same are separately stated by the Company and regardless of whether assessed against the Company, the Participating Shareholders or Parent, shall be borne 50% by Parent and 50% by the Participating Shareholders. For the avoidance of doubt, this Section 6.6(d) is not intended to cover Taxes based on income or gross receipts, such as a Tax on net income taxes incurred by the Participating Shareholders as a result of the transactions contemplated by this Agreement, which shall remain the responsibility of the Participating Shareholders.

                        ARTICLE VII: CONDITIONS PRECEDENT

        7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each of the parties to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

             (A) Governmental Approvals. There will not have been any action taken, or any statute, law, ordinance, rule, regulation, injunction, judgment, order or decree proposed, entered, enacted, enforced, promulgated, issued or deemed applicable to the Merger by any Governmental Entity, and there will not be pending any action, suit or proceeding by any Governmental Entity against Parent, Company that is likely to (i) render Parent and/or Sub unable to accept for payment or pay for some or all of the Company Securities, (ii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of the Company Securities, including, without limitation, the right to vote the Company Securities purchased by it on all matters properly presented to Company's stockholders, (iii) prohibit or impose any limitations on Parent's direct or indirect ownership or operation (or that of any of its affiliates) of all or a material portion of their or Company's businesses or assets, (iv) compel Parent or its affiliates to dispose of or hold separate any portion of the business or assets of the Company or Parent and their respective Subsidiaries, or (v) oblige Company or Parent to pay material damages in connection with the transactions contemplated by this Agreement.

             (B) No Restraints. No statute, rule, regulation, executive order, decree, or injunction will have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

        7.2. CONDITIONS OF OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Sub:

             (A) Representations and Warranties of Company. The representations and warranties of Company set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. Parent will have received a certificate signed by the President and Chief Financial Officer of Company to such effect on the Closing Date.

             (B) Performance of Obligations of Company. Company will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and Parent will have received a certificate signed by the President and Chief Financial Officer of Company to such effect on the Closing Date.

             (C) Approval by Stockholders. This Agreement and the Merger will have been approved by not less than 95% of the voting power of the outstanding Company Securities and no more than 5% of the Company Securities will have exercised their appraisal rights under California law.

             (D) Employment Agreements. At least 90% of the Company's employees listed on Schedule 6.2 will affirm in writing their intent to remain with the Company at their salaries indicated in thereon.

             (E) Executive Agreements. The Executives will have executed and delivered employment agreements (collectively, the "EMPLOYMENT AGREEMENTS") in the forms attached as EXHIBIT E, and non-competition agreements (the "NON-COMPETITION AGREEMENTS") in the form of EXHIBIT F.

             (F) Opinion of Counsel. Parent will have received an opinion dated as of the Closing Date of Bryan Cave LLP, counsel to Company, substantially in the form attached as EXHIBIT G. Such opinion shall be in form and substance reasonably acceptable to Parent's legal counsel.

             (G) Consents/Terminations. Parent will have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Schedule or reasonably deemed necessary by Parent's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Company and for Parent to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Parent, except for such thereof as Parent and Company will have agreed in writing will not be obtained. Company will have taken such steps as reasonably requested by Parent and its counsel to terminate or modify those agreements set forth on
  Schedule 4.11.

             (H) Assignments of Personal Rights to Company Intellectual Property. Company and the employees and independent contractors (including former employees and independent contractors) of Company will have executed such assignments and other documentation as may be reasonably requested by Parent to effectively transfer or confirm the transfer of all right, title and interest to Company Intellectual Property or other Company Assets to Company.

             (I) No Casualty. There will not have been any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the proprietary software, documentation or other Company Intellectual Property where there are no undamaged duplicate copies of such proprietary software, documentation or other Company Intellectual Property in the possession of Company.

             (J) Company Material Adverse Effect. The Company will not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

             (K) Source Code. At the Closing, Company will deliver to Surviving Corporation copies of Company's source code and other Company Intellectual Property as requested by Parent.

             (L) Resignation. The directors and the Executives will have delivered their resignations to Parent and Surviving Corporation.

             (M) Satisfactory Completion of Due Diligence. Parent will have completed its legal, financial and technical due diligence, the results of which shall be reasonably satisfactory to Parent.

             (N) Releases of Third Party Claims. Company will have obtained a full release of all claims in a form satisfactory to Parent from the claimants, government agencies or potential claimants listed on Schedule 4.10.

             (O) Shareholder Release. Shareholders holding 95% of the outstanding capital stock of the Company will have executed the Shareholder Release.

             (P) Financial Statements and Auditor Consent. Parent shall have received the Audited Historical Financial Statements in form and substance reasonably acceptable to Parent together with the unqualified audit report of LCM thereon and the consent of LCM to include such audit report in Parent's filings with the SEC. In addition, Parent shall have received the Unaudited Balance Sheet that shall be in form and substance reasonably acceptable to Parent.

             (Q) Private Placement to Management Shareholders. Parent shall simultaneously close a private placement sale of $1,500,000 of Parent common stock to Gregg B. Lavin, $1,500,000 of Parent common stock to Matthew D. Dusig and $600,000 of Parent common stock to Lance H. Suder, (the "PRIVATE PLACEMENT") which shall be funded simultaneously with payment of the Merger Consideration.

             (R) Working Capital Limit. The Working Capital of the Company shall not have been less than $1,274,710 as of January 31, 2005.

        7.3. CONDITIONS OF OBLIGATION OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company:

             (A) Representations and Warranties of Parent and Sub. The representations and warranties of Parent and Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Company will have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

             (B) Performance of Obligations of Parent and Sub. Parent and Sub will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Company will have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

             (C) Opinion of Parent's Counsel. Company will have received an opinion dated the Closing Date of Preston Gates & Ellis LLP, counsel to Parent, substantially in the form attached as EXHIBIT H. Such opinion shall be in form and substance reasonably acceptable to Company's legal counsel.

             (D) Approval by Stockholders. This Agreement and the Merger will have been approved by not less than 95% of the voting power of the outstanding Company Shares and no more than 5% of the Company Shares will have exercised their appraisal rights under California law.

                          ARTICLE VIII: INDEMNIFICATION

        8.1. FIRST PARTY CLAIMS.


        (A) Parent Claims. From and after the Effective Time, the Participating Shareholders will, up to their respective pro-rata share of the Merger Consideration, defend, indemnify and hold harmless the Surviving Corporation and Parent from and against any and all losses, damages, Liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "LOSS"), resulting from or arising out of any: (i) breach of any representation or warranty or agreement of the Company contained herein (other than breaches by the Company after the Effective Time); (ii) any amounts due to Parent with respect to the EBITDA Adjustment in accordance with Section 1.5(c); (iii) any amounts due by Surviving Corporation or Parent, including costs and expenses, in respect of Company shareholders who exercise dissenter rights over and above their pro-rata share of the Merger Corporation had such holders not dissented; and
  (iv) any Transaction Expenses of the Company not accrued on the Unaudited Balance Sheet, where such Transaction Expenses would have resulted in an adjustment to the Merger Consideration under Section 1.5(b) had such Transaction Expenses been so accrued No claim for indemnification pursuant to this Section 8.1 may be made subsequent to the date 18 months after the Closing Date or in respect of a Loss for which Parent has otherwise been previously reimbursed by the Participating Shareholders; provided, however, that no such expiration period will apply to Surviving Obligations set forth in Section 8.5(a).

        (B) Claims of Participating Shareholders. From and after the Effective Time, Parent will defend, indemnify and hold harmless the Participating Shareholders from any Loss resulting from or arising out of any breach of any representation or warranty or agreement of the Parent, Sub or, post-Closing, the Surviving Corporation, contained herein. No claim for indemnification pursuant to this Section 8.1(b) may be made subsequent to the date 18 months after the Closing Date or in respect of a Loss for which Parent has otherwise been previously reimbursed by the Participating Shareholders; provided, however, that no such expiration period will apply to Section 3.6 Capitalization of Sub, Section 5.6 Access to Information, Section 6.6 Preparation and Filing of Returns and Payment of Taxes, and provided further that the time limit for any claim pursuant to
  Section 5.5 Maintenance of Directors and Officers Insurance is six years.

        8.2. THIRD PARTY CLAIMS.

             (A) If any third party notifies Parent or Surviving Corporation with respect to any third party claim (a "THIRD PARTY CLAIM") that may give rise to a Loss, then Parent will promptly notify in writing the Shareholder Representative appointed pursuant to Section 8.8; provided, however, that no delay on the part of Parent in notifying the Shareholder Representative will relieve the Participating Shareholders from any obligation hereunder unless (and then solely to the extent) the Shareholders are prejudiced by such delay.

             (B) The Participating Shareholder, through the Shareholder Representative, will have the right to defend Parent against the Third Party Claim with counsel selected by the Shareholder Representative and reasonably satisfactory to Parent, so long as: (i) the Shareholder Representative so notifies Parent in writing within 15 days of the Third Party Claim becoming known to the Participating Shareholders, acknowledging that such claim is in respect of a Loss described in Section 8.1; (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and (iii) the Participating Shareholders conduct the defense of the Third Party Claim actively and diligently.

             (C) So long as the Participating Shareholders are conducting the defense of the Third Party Claim in accordance with Section 8.2(b), (i) Parent may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) Parent will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Shareholder Representative (which consent will not be withheld unreasonably); and (iii) the Participating Shareholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent (which consent will not be withheld unreasonably).

             (D) In the event that any of the conditions in Section 8.2(b) is or becomes unsatisfied, (i) Parent may defend against the Third Party Claim in any manner it reasonably may deem appropriate; provided, however, that Parent will not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Shareholder Representative, which consent will not be unreasonably withheld; (ii) Parent will be reimbursed by Participating Shareholders, or Parent may deduct such amounts from the Primary Escrow, promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (iii) the Participating Shareholders will remain responsible for any Loss that Parent actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section.

             (E) Notwithstanding any of the foregoing, Parent shall have the sole right to conduct any Tax audit or other Tax contest ("TAX CONTEST") relating to the however, that in respect of and to the extent a Tax Contest relates to a taxable period ending on or before the Closing Date, Parent shall designate the Shareholder Representative (or an individual designated by the Shareholder Representative) as an attorney-in-fact of the Company on IRS Form 2848 or other applicable power of attorney document for state Tax purposes only (the "TAX CONTEST REPRESENTATIVE") and allow the Tax Contest Representative to be present at meetings with taxing authorities and to review and comment on all correspondence with taxing authorities. Parent will consult in good faith with the Tax Contest Representative regarding the conduct of any such Tax Contest. Each of Company, the Tax Contest Representative and the Participating Shareholder agrees to furnish or cause to be furnished to Parent, upon request, as promptly as practicable, such information and assistance relating to the Participating Shareholder as is reasonably necessary for the preparation for any audit or Tax Contest and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section.

        8.3. NO WAIVER. The occurrence of the Closing will not constitute a waiver by Parent of its rights to indemnification hereunder, regardless of whether Parent has knowledge of the breach, violation or failure of the condition constituting the basis of the Loss at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material" for purposes of Article IX.

        8.4. BINDING EFFECT. The indemnification obligations of the holders of Company Shares contained in Article VIII are an integral part of this Agreement and Merger in the absence of which Parent would not have entered into this Agreement.

        8.5. REMEDIES. The sums held pursuant to the Escrow Agreement are the sole remedy to satisfy claims by Parent for indemnification under this Article VIII or otherwise, except for claims ("EXCEPTED CLAIMS") arising out of or based on (i) fraud or willful misstatements or willful omissions by the Company, or
(ii) to the breach of any representation, warranty, covenant or agreement identified in Schedule 8.5 (collectively, the "SURVIVING OBLIGATIONS"). In each case of an Excepted Claim Parent will have all available remedies.

        8.6. DEDUCTIBLE. Other than for Excepted Claims, which are not limited, and claims for reimbursement of Transaction Expenses of the Company pursuant to
Section 8.1(a)(iv), Parent will not be entitled to seek indemnification under this Article VIII unless and until the amount of all Losses has accumulated to a threshold of $250,000, and Parent will not be entitled to amounts below such threshold.

        8.7. CONTRIBUTION. Holders of Company Shares will have no right of contribution from the Surviving Corporation for liabilities for such holders' breach hereunder.

        8.8. SHAREHOLDER REPRESENTATIVE.

        (A) By virtue of the approving this Agreement and accepting Merger Consideration, the Participating Shareholders appoint Eric Garfield as "SHAREHOLDER REPRESENTATIVE". The Shareholder Representative will be agent and attorney-in-fact for and on behalf of each of the Participating Shareholders and shall have full power and authority to represent all of the Participating Shareholders and their successors with respect to all matters arising under this Agreement. All actions taken by the Shareholder Representative hereunder shall be binding upon all Participating Shareholders and their successors as if expressly confirmed and ratified in writing by each of them, including, but not limited to, resolving all claims relating the Escrow and any indemnification claims and obligations. The Shareholder Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Participating Shareholders, as fully as if he were acting on his own behalf, including, without limitation, consenting to, compromising or settling issues with respect to the Escrow and all such indemnity claims with Parent under this Agreement, taking any and all other actions specified in or contemplated by this Agreement, and engaging counsel, or accountants in connection with the foregoing matters. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and to consent to any amendment hereof on behalf of all Participating Shareholders and such successors. The person designated to serve as the Shareholder Representative may be changed by the Participating Shareholders who are entitled to receive a majority of the Escrow when and if it becomes payable hereunder from time to time upon not less than ten days prior written notice to Parent. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall receive no compensation for services but shall be entitled to be reimbursed by the Participating Shareholders for reasonable expenses incurred in the performance of his duties hereunder, including expenses of legal counsel. All such expenses shall be payable from the Escrow, if sufficient.

        (B) The Shareholder Representative shall not be liable to the Participating Shareholders for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Participating Shareholders shall severally indemnify the Shareholder Representative and hold his harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance and administration of his duties hereunder.

        (C) The Shareholder Representative shall treat confidentially and not disclose any nonpublic information from or about Parent or the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        (D) A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of all the Participating Shareholders and shall be final, binding and conclusive upon each such Shareholder, and Parent may rely upon any decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Shareholder. The Custodian under the Escrow Agreement, Parent and the Company are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

                             ARTICLE IX: TERMINATION

        9.1. MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the written consent of Parent and Company.

        9.2. TERMINATION BY PARENT. This Agreement may be terminated by Parent alone, by means of written notice to Company in the following circumstances:

             (A) if there has been a material breach by Company of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements that constitutes a Company Material Adverse Effect, which breach has not been cured within 10 business days following receipt by Company of notice of such breach;

             (B) the Company Board of Directors will have withdrawn or will have materially amended or modified in any respect adverse to Parent its recommendations in favor of the Merger; or

             (C) the Company Board of Directors will have recommended to the stockholders of the Company any proposal that would constitute a Acquisition Transaction or will have resolved or announced an intention to do so.

        9.3. TERMINATION BY COMPANY. This Agreement may be terminated by Company alone, by means of written notice to Parent, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within 10 business days following receipt by Parent of notice of such breach.

        9.4. OUTSIDE DATE. This Agreement may be terminated by Parent alone or by Company alone by means of written notice if the Effective Time does not occur on or prior to March 31, 2005 (unless the failure to consummate the Closing by such date will be due to the action of or failure to act by the party seeking to terminate this Agreement).

        9.5. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Company or Parent as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Parent, Company, Sub or their respective officers or directors, except that (i) the provisions of Section 6.5, Section
9.6 Break-up Fee and Article XI Miscellaneous, and any confidentiality agreement will survive any such termination and abandonment, and (ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

        9.6. COMPANY BREAK-UP FEE. The Company agrees to pay Parent a termination fee in the amount of $1,750,000 if (i) this Agreement is terminated by Parent pursuant to Section 9.2(b) (ii) or the Merger is not consummated because the Company's shareholders reject the Merger after having receive a proposal with respect to a Acquisition Transaction and within 12 months following such date of termination the Company or its shareholders consummates an Acquisition Transaction. To the extent that the Company becomes obligated to pay a termination fee hereunder, the Company agrees to pay such fee to Parent within 10 business days of the consummation of the Acquisition Transaction that triggers such obligation. In such event, Parent shall, in addition to the amount of such termination fee, be entitled to receive any additional costs and expenses incurred to collect such amount, including attorneys fees, and any unpaid amount shall bear interest at the maximum rate permitted by applicable law.


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
                        ARTICLE X: CERTAIN DEFINED TERMS

         For purposes of this Agreement, the following terms will have the meanings set forth below:

         "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         "ASSETS" means any and all: (1) properties, contract rights and other assets; (2) Intellectual Property; (3) data, text, images, sounds, codes, computer programs, software, databases, mask works or the like and including collections and compilations of them (whether or not all or part of such is Intellectual Property) and all other information (collectively, "INFORMATION");
(4) access or use rights; (5) all rights in Internet, worldwide web or similar addresses, uniform resource locators, domain names or the like and all applications and registrations therefor; and (6) other rights of every nature whatsoever; of the Company or in which Company has rights, permissions or possession or control of any nature, all whether proprietary, real, personal or mixed, tangible or intangible. Nos. (3) through (5) are referenced herein as "INFORMATION ASSETS."

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect relating to the time prior to the Closing Date that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of the Company at the time of such change or effect. A Company Material Adverse Effect will be deemed to exist if there will occur any event which relates to the time prior to the Closing Date and which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $250,000, provided in no circumstances shall (i) changes in general economic conditions or economic conditions of the industry in which the Company operates; (ii) the disclosure of the fact that Parent is the prospective acquirer of the Company; (iii) the announcement or pendency of the transactions contemplated by this Agreement; (iv) actions taken by Parent or any of its affiliates; or (v) compliance with the terms of, or taking of any action required by, this Agreement, be a Company Material Adverse Effect.

         "CONTRACT" of any person means any contract, agreement, license or instrument of any type whatsoever, whether written or oral, (i) to which such person is a party and by which such person either has made a binding undertaking to perform an obligation or is entitled to any property, information or right, or (ii) by which any of the Assets of such person is bound.

         "CONTROL" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

         "EMPLOYEE BENEFIT PLAN" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENCUMBRANCES" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning pollution or protection of the environment, disposal of waste electronic materials and import or export of products containing materials that will become subject to same upon disposal, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic substances, materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic substances, materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with the Company (or any person whose liabilities the Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 of the Code will be taken into account).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) databases; (h) rights of publicity, things in action and choses in action, (i) all copies and tangible embodiments thereof (in whatever form or medium); and (j) all other rights of like nature.

         "KNOWLEDGE" "KNOW" or "KNOWN" means, with respect to a particular fact or other matter, that (i) an individual is actually aware of such fact or other matter or (ii) an individual conducting business in a prudent manner would be expected to discover or otherwise become aware of such fact or other matter; a person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

         "LIEN" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "ORDINARY COURSE OF BUSINESS" with respect to any entity, means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity.

         "PANEL" means that certain database of distinct email addresses related to the business of the Company, as such addresses may be supplemented and deleted from time to time in the Ordinary Course of Business and as more fully described in Section 2.29 and Schedule 2.29.

         "PARENT MATERIAL ADVERSE EFFECT" will mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of Parent and its Subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect will be deemed to exist if there will occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $5,000,000.

         "PERMITTED ENCUMBRANCE" means (a) Encumbrances for Taxes or governmental assessments, charges or claims the payment of which is not yet due; and (b) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen and other similar persons that arise in the Ordinary Course of Business and other Encumbrances imposed by applicable Law incurred in the Ordinary Course of Business for sums not yet delinquent.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a

Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SUBSIDIARY" or "SUBSIDIARIES" of a person, means any corporation, partnership, joint venture or other legal entity of which the person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "TRANSACTION" means an action or set of actions relating to the conduct of business, consumer, commercial or governmental affairs between two or more persons, including but not limited to any of the following types of conduct: (a) the sale, lease, exchange, licensing, or other disposition or disclosure of (i) personal property, including goods and intangibles, (ii) services, (iii) any Asset; and/or (iv) any combination thereof; and (b) the sale, lease, license, exchange, or other disposition of any interest in real property, or any combination thereof.

                            ARTICLE XI: MISCELLANEOUS

         11.1. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement, and any confidentiality agreement between the parties, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

         11.2. GOVERNING LAW. The Merger will be governed by the law of the State of California. All other aspects of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware as applied to agreements entered into and entirely to be performed within that state. Company and the Shareholder Representative consent to non-exclusive jurisdiction and venue in New York, New York.

         11.3. NOTICES. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made as of the date delivered, mailed or faxed, and will be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by overnight delivery service (e.g., Federal Express), to the parties at the following addresses (or at such other address for a party as will be specified by like changes of address) or faxed to the fax number specified below:

         (A) If to Parent:

                           Greenfield Online, Inc.
                           21 River Road
                           Wilton, CT  06897
                           Attention: Jonathan Flatow, Corporate Secretary Phone No.: (203) 846-5867
                           Fax No.: (203) 846-5749

                  with a copy to:

                           Preston Gates & Ellis LLP
                           925 Fourth Avenue, Suite 2900
                           Seattle, WA 98104-1158
                           Attention:  Gary Kocher
                           Phone No.:   (206) 623-7580
                           Fax No.: (206) 623-7022

         (B) If to the Company:

                           Zing Wireless, Inc.
                           16501 Ventura Boulevard, Suite 250
                           Encino, CA 91436
                           Phone No.: (818) 255-7600
                           Fax No.: (818) 255-7626


                  with a copy to:

                           Bryan Cave, LLP
                           120 Broadway, Suite 300
                           Santa Monica, CA  90401
                           Attention: Mel Ziontz
                           Phone No.:  (310) 576-2113
                           Fax No.:  (310) 576-2200

         (C) If to the Shareholder Representative:


                           Eric Garfield
                           9737 Charnock Ave
                           Los Angeles, CA 90034
                           Phone No.:  (310) 837-8955
                           Fax No.:  (310) 472-6729
                  with a copy to:

                           ZCapital, Inc.
                           1015 Gayley Avenue, Suite 200
                           Los Angeles, CA 90024
                           Attention: Carlo Tabibi
                           Phone No.:  (310) 888-8884
                           Fax No.:  (310) 888-8887

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided above.

         11.4. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

         11.5. ASSIGNMENT. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Company, Sub and Parent, which consent may be withheld in the absolute discretion of the party asked to grant such consent, and provided further that after the Effective Time, none of Company, Sub or Parent may so assign without the prior written consent of the Shareholder Representative. Any attempted assignment in violation of this Section 9.5 will be voidable and will entitle the other party to this Agreement to terminate this Agreement at its option.

         11.6. COUNTERPARTS. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument.

         11.7. AMENDMENT. This Agreement may be amended only by an instrument in writing signed by Company, Parent, Sub and the Shareholder Representative.

         11.8. EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

         11.9. CONSTRUCTION. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.10 ARBITRATION. All disputes arising under this Agreement will be resolved by binding arbitration before a single arbitrator mutually acceptable to the parties in Wilton, Connecticut under the Commercial Arbitration Rules of the American Arbitration Association.

The decision of the arbitrator will be final and binding and judgment may be entered therein in any court of competent jurisdiction.

         11.11. PREVAILING PARTY ATTORNEYS' FEES. If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action will be entitled to recover its attorneys' fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered therein.

         11.12. TAX. TREATMENT OF TRANSACTIONS. The parties agree that all transactions contemplated herein will be reported for tax purposes consistently with the manner in which such transactions are characterized by this Agreement. The parties agree that such transactions will be accounted for federal and California income Tax purposes as a sale of shares and not as a sale of assets.

         11.13. SURVIVAL. The representations, warranties and agreements in this Agreement, other than the Surviving Obligations and the provisions of Article IX and Article XI, will terminate on the date which is 18 months after the Closing Date; provided, however, that no such expiration period will apply to Section
3.6 Capitalization of Sub, Section 5.6 Access to Information, Section 6.6 Preparation and Filing of Returns and Payment of Taxes, and provided further that Section 5.5 Maintenance of Directors and Officers Insurance will terminate six years from the Effective Time. The Surviving Obligations and the provisions of Article IX and Article XI will terminate on the expiration date of the period of limitation under applicable Laws (as such period of limitation may be extended by waiver).




                            (signature page follows)

              SIGNATURE PAGE - AGREEMENT AND PLAN OF REORGANIZATION


                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement and Plan of Reorganization to be executed as of the date first written above by their respective officer thereunto duly authorized:



GREENFIELD ONLINE, INC.                         ZING WIRELESS, INC.


By: /s/ Jonathan A. Flatow                       By: /s/ Matthew D. Dusig
    ------------------------------                  ----------------------------
    Name:  Jonathan A. Flatow                       Matthew D. Dusig
    Title: Vice - President - Corporate             President
           Development, General Counsel

SHAREHOLDER REPRESENTATIVE:                     GREENFIELD ACQUISITION SUB, INC.

BY EXECUTING BELOW THE UNDERSIGNED
AGREES TO ACCEPT APPOINTMENT AS, AND TO
PERFORM THE FUNCTION OF, SHAREHOLDER
REPRESENTATIVE UNDER THIS AGREEMENT.

/s/ Eric Garfield
---------------------------------
Eric Garfield                                   By: /s/ Jonathan A. Flatow
                                                   -----------------------------
                                                    Name:  Jonathan A. Flatow
                                                    Title: Secretary













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